As filed with the Securities and Exchange Commission on June __, 2008

Registration No. 333-136512

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM SB-2 ON FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DINEWISE, INC.

(Name of Small Business Issuer in its Charter)

Nevada	7389	01-0741042
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation)	Classification Code Number)	Identification No.)

Thomas McNeill, Vice President and Chief Financial Officer

500 Bi-County Boulevard, Suite 400

Farmingdale, NY 11735-3940

(631) 694-1111

(Name, Address and Telephone Number of Principal Executive Offices and Agent for Service)

With a Copy to:

Michael J.  Shef, Esq.

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 704-6000

Approximate date of commencement of proposed sale to the public: From time to time after this post-effective amendment is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐  Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☐

(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DINEWISE, INC.

37,064,726 Shares of Common Stock
$0.001 par value

We are registering up to 37,064,726 shares of our common stock, 9,011,085 shares of which are issuable upon the exercise of warrants and upon the conversion of our convertible debentures, for sale by certain of our shareholders from time to time.  The selling shareholders will receive all the proceeds from the sale of the offered shares.  See “Selling Shareholders” on page 34 of this prospectus.

Our common stock is traded on the OTC Bulletin Board under the symbol “DWIS.OB.”  On June 4 , 2008, the last reported bid price of our common stock was $0. 005 per share.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 6 to read about certain risks you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Our principal executive offices are located at Dinewise, Inc., 500 Bi-County Boulevard, Suite 400, Farmingdale, NY 11735.  Our telephone number is (631) 694-1111.

The date of this Prospectus is                  , 2008.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (which we refer to as SEC).  You should rely on the information provided in this prospectus.  Neither we nor the selling shareholders listed in this prospectus have authorized anyone to provide you with information different from that contained in this prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.  Applicable SEC rules may require us to update this prospectus in the future.

On July 14, 2006, we entered into a subscription agreement (which we refer to as the 2006 Subscription Agreement), debenture agreement (which we refer to as the 2006 Debenture Agreement) and warrant agreement (which we refer to as the 2006 Warrant Agreement) with Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (collectively, we refer to them as Dutchess) whereby Dutchess agreed to purchase $2,500,000 of our five-year debentures convertible into our common stock (which we refer to as the 2006 Debentures) and warrants to purchase 5,050,505 shares of common stock at an exercise price of $.495 per share (which we refer to as the 2006 Warrants).  Pursuant to the Subscription Agreement, Dutchess paid us $1,250,000 upon the closing of the Merger (as defined below) and an additional $1,250,000 on August 11, 2006, the date that we filed with the SEC the registration statement we had agreed to file registering for resale the shares of common stock issuable pursuant to conversion of the Debentures or exercise of the Warrants.  See “Description of Securities—Convertible and Warrants—Debenture Agreement with Dutchess” for more information.

We are registering 9,011,085 shares of our common stock issuable to Dutchess pursuant to the conversion of the 2006 Debentures and the exercise of the 2006 Warrants.  These shares may be offered for sale from time to time by means of this prospectus by or for the account of Dutchess.  We will prepare and file amendments and supplements to this prospectus as may be necessary in order to keep this prospectus effective as long as Dutchess holds shares of our common stock or until these shares can be sold under an appropriate exemption from registration.  We are obligated to register for resale these shares of common stock pursuant to a registration rights agreement dated as of July 14, 2006 between us and Dutchess. The terms of the 2006 Debentures and the 2006 Warrants are discussed in more detail under “Description of Securities— Convertible Debentures and Warrants—Debenture Agreement with Dutchess.”

The offering of the 2006 Debentures and 2006 Warrants was made in accordance with the exemptions from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (which we refer to as the Securities Act) and Rule 506 of Regulation D promulgated thereunder.

We are also registering 900,000 shares of our common stock pursuant to a registration rights agreement dated as of July 14, 2006 between us and Craig Laughlin and 2,114,500 shares of our common stock pursuant to a registration rights agreement dated as of July 14, 2006 between us and Crusader Securities, LLC. In addition, we are registering 25,039,141 shares of common stock currently held by our stockholders.

We will not receive any proceeds from the sale of the shares by the selling stockholders.  However, we will receive proceeds, if any, from the exercise of the Warrants to purchase our common stock.  We expect to use substantially all of the net proceeds, if any, for general corporate and working capital purposes.

The Company

SimplaGene USA, Inc. (which we refer to as SimplaGene) was incorporated on August 2, 2002 under the laws of the State of Nevada.  We were formed to market hepatitis B virus genetic data gathered by Ningbo SimplaGene Institute, a Chinese research institute, to pharmaceutical firms and research organizations.  In November 2005, our U.S. based management discovered that Ningbo SimplaGene Institute had substantially curtailed its business and sold a number of its assets, including a substantial portion of its blood samples.  As a result of these developments, the marketing agreement with Ningbo SimplaGene Institute was terminated and we did not have access to any saleable product, as anticipated in our initial business plan.  Management then determined that it was in the best interests of our shareholders, to abandon our initial business plan and seek an opportunity to participate with the available remaining resources in another to-be-determined business venture which management believed has the appropriate potential for being successful.  On July 14, 2006 (which we refer to as Closing Date), pursuant to an Agreement and Plan of Reorganization (which we refer to as Merger Agreement), among us, SMPG Merco Co., Inc., a Delaware corporation and our wholly owned subsidiary (which we refer to as Merco), New Colorado Prime Holdings, Inc., a privately owned Delaware corporation (which we refer to as NCPH), and Craig Laughlin, we acquired, through a merger (which we refer to as Merger) of Merco with and into NCPH, all of the issued and outstanding capital stock of NCPH (which we refer to as NCPH Capital Stock).  Upon completion of this transaction, the former NCPH shareholders and NCPH’s financial advisor have acquired approximately 93.5% of our issued and outstanding shares of $0.001 par value common stock.  This transaction constituted a change in control of our company.  Accordingly, in connection with the change of control, Paul A. Roman, Chairman of the Board and Chief Executive Officer of NCPH,

became Chairman of our Board of Directors (which we refer to as Board) and Chief Executive Officer, Thomas McNeill, Vice President, Chief Financial Officer and a director of NCPH, became our Vice President, Chief Financial Officer and one of our directors, and Richard Gray, a director of NCPH, became one of our directors.  Craig Laughlin was our sole officer and director prior to this transaction and resigned at the time the transaction was consummated.  Mr. Laughlin was also our majority stockholder immediately prior to the Closing Date.

Prior to the Merger we were a public “shell” company with nominal assets whose sole business had been to identify, evaluate and investigate various companies with the intent that, if such investigation warranted, a reverse acquisition transaction be negotiated and completed pursuant to which we would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.  In 2004, prior to becoming a shell company, we discontinued our operations which related to the marketing of hepatitis B virus genetic data.  A summary of the business of NCPH is described in “—General” below.  As used herein, unless the context otherwise requires, “NCPH” refers to the Delaware company having the legal name, “New Colorado Prime Holdings, Inc.” and its subsidiaries and “NCPH”, “we”, “our” and similar expressions refer to the business of NCPH and its subsidiaries before the Merger and SimplaGene USA, Inc. after the Merger, as applicable.

On September 8, 2006, our stockholders, upon the recommendation of our Board of Directors, approved an amendment to our Articles of Incorporation to change our name from “SimplaGene USA, Inc.” to “Dinewise, Inc.” (which we refer to as Dinewise).  We filed the Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada on September 15, 2006.

General

We are a multi-channel direct to consumer retailer of branded, prepared, premium quality frozen proteins (such as beef, chicken, pork and fish), meals, soups, appetizers and deserts.  We market through multiple channels, including direct mail, catalog, print, public relations, e-retailing and through our inbound and outbound call center.

NCPH is a Delaware corporation established in 2001.  We own 100% of Colorado Prime Corporation, a company originally established in 1959 to provide in-home “restaurant quality” beef shopping services throughout the United States.  Prior to its reorganization in 2003, NCPH had a direct sales force in 33 states with 55 offices.  Due to a rapid over-expansion of our core business and other non-core business activities, we experienced financial difficulties leading to a strategic reorganization in 2003.  To generate cash to fund our operations and to repay our then principal lenders, we sold our accounts receivable at a significant discount.  In addition, we restructured our operations and closed down our direct to consumer sales and telemarketing operations which included closing all offices outside of our corporate office and all distribution routes.  We terminated approximately 930 employees nationally.  These actions allowed us to satisfy all of our outstanding obligations under our then-existing credit facility.

Under our new business model, we no longer participate in the collection of our accounts receivable, a function that remains outsourced to Shoppers Charge Accounts Co., a division of TD Banknorth.  In addition we can receive customer payments by use of any major credit card.  Over the last two years, we have (i) returned to our core competency of providing a quality, value-added product, (ii) restructured our operating business to improve cash flow by emphasizing expense control, eliminating overhead, closing offices, and exiting non-core businesses, and (iii) re-established and expanded our marketing channels.

 To capitalize on changing consumer lifestyles and trends, we recognized a market opportunity to reposition our business through a prepared meals product offering that would satisfy the increasing demands of a time constrained population.  As a result, during 2005 the Dinewise® brand was created to serve this market by attracting new customers through multi-channel media which includes catalogues, e-commerce and strategic alliances, as well as existing customer referrals.  Dinewise® is a direct-to-consumer gourmet home meal replacement provider.  Dinewise® targets lifestyle profiles, i.e.  busy moms, singles, retirees, seniors, and working couples, as well as health profiles including diabetic, heart smart, low carbohydrate, low calorie, and weight loss.

We have positioned our Dinewise® brand as the solution for time-constrained but discerning consumers focused on satisfying every member of the family by offering a broad array of high quality meal planning, delivery, and preparation services.  Products are customized meal solutions, delivered fresh-frozen directly to the home.  Using the efficiency, exposure and reach of the Internet and other direct marketing channels, Dinewise® capitalizes on consumers’ emerging need for convenient, simple, customized solutions for home meal planning and preparation that satisfies the consumers’ health and lifestyle needs with ready-to-eat, ready-to-heat, or ready-to-assemble hot or cold meals or entrees.

We have identified the diet market as an opportunity to mirror our premium frozen prepared meals and our meal planning services.  Trained nutritional consultants are available to answer questions, custom design, and recommend a meal plan to help each customer achieve their individualized or family taste preferences.  Our website, www.dinewise.com, provides customers the flexibility of ordering products 24 hours a day, seven days a week.  Customers can either choose from our gourmet prepared food meals in pre-set packages ranging from $199 - $499, or customize their orders to their own particular preferences.  We ship orders directly to our customers in 48 states through our contracted third-party fulfillment providers.

We are also a direct marketer of gourmet prime cut proteins such as filet mignon, rack of lamb, rib roast, chicken cordon bleu, jumbo shrimp, tuna steaks and lobster tails.  Our products are flash frozen in waste-free, safe, and portion controlled packaging.  We also offer hors d’oeuvres, desserts and other complimentary items, such as our “kitchen indispensable” housewares line.  We have grown our offerings from just beef to an assortment of approximately 125 prime cut proteins, 225 assorted vegetables, soups, appetizers, desserts and other meal accents.  In addition, with our new branded proprietary Dinewise® product line, we have expanded our offerings to include approximately 100 gourmet prepared meals and meal compliments, with approximately 5,000 various meal combinations.

The Offering

Common stock offered by the selling shareholders	37,064,726 shares
Common stock outstanding as of May 31 , 2008	32,378,915 shares
Use of Proceeds:

We will not receive any of the proceeds from the sale of the shares by the selling shareholders.  We may receive proceeds in connection with the exercise of the 2006 Warrants, the underlying shares of common stock of which may be sold by the selling shareholders under this prospectus.

Risk Factors

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment.  Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 6.

OTC Bulletin Board Symbol	DWIS.OB

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.  You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

Our business, operations and financial condition are subject to various risks.  Some of these risks are described below and you should take these risks into account in making a decision to invest in our common stock.  This section does not describe all risks associated with us, our industry or our business, and it is intended only as a summary of the material risk factors.  If any of the following risks actually occur, we may not be able to conduct our business as currently planned and our financial condition and operating results could be seriously harmed.  In that case, the market price of our common stock could decline, and you could lose all or part of your investment in our common stock.

Our financial results have worsened over the past several years and there is no assurance that our new strategy will be successful.

 Over the last three years, our revenues have decreased from $14,880,000 in 2005, to $10,944,000 in 2006 and to $10,636,000 in 2007.   In the first quarter of 2008, our revenues were $2,315,000.   Although we were profitable, prior to allocation to preferred holders in 2005, for 2006 and 2007 we suffered losses of $3,509,000 and $1,113,000, respectively.   In the first quarter of 2008, our net income was $54,000.   At December 30, 2007, we had a working capital deficit of $2,301,000 and a stockholders’ deficit of $4,535,000.   At March 30, 2008 we had a working capital deficit of $2,208,000 and stockholder’s deficit of $4,430,000. In 2003 we effectuated a restructuring pursuant to which we significantly curtailed operations.  As a result of the curtailment of direct sales offices, we have relied on repeat customer business and call center efforts.  We are currently in the early stages of our new business strategy and plan to increase marketing efforts.  There is no assurance that our new strategy will be successful or that we will ever return to profitability.

We are subject to embedded derivative accounting which would significantly negatively affect our reported financial condition.

Financial Accounting Standards Board (which we refer to as FASB) Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities” discusses contracts that do not in their entirety meet the definition of a derivative instrument and may contain “embedded” derivative instruments.  This is the case with the Debentures and Warrants issued to Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP and Dutchess Private Equities Fund, II Ltd. (collectively, we refer to them as Dutchess), whereby the embedded derivatives have been reflected as a liability on our balance sheet.  This has significantly increased our liabilities and negatively effected our stockholders’ equity (or deficit) and net income (or loss).

We may be required to obtain additional financing, which there is no assurance of obtaining or obtaining on a favorable basis.

At December 31, 2006, our cash position was $816,000.  On February 16, 2007, we completed an additional financing with Dutchess for $1,750,000.  While we are effectuating our new business strategy, we have operated on a negative cash flow basis through 2007.  At December 30, 2007 our cash position was $429,000   and at March 30, 2008 our cash position was $437,000. While we have made improvements to positively effect our cash flow in 2008, there is no assurance that our current funds will be sufficient to fund operations over an extended period of time.  If we were to require additional funds, there can be no assurance that any funds will be available or available on favorable terms.  Any additional financing will also likely cause substantial dilution.

We may not successfully manage our growth.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and administrative, operational, and financial resources.  To manage this growth, should there be growth, we must expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel.  If we are unable to manage our growth effectively, our business would be harmed.

We are dependent on our Chief Executive Officer and other key executive officers and executives for future success.

Our future success depends to a significant degree on the skills, experience and efforts of our Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, and other key executives.  The loss of the services of any of these individuals could harm our business.  Only two key executives, our Chief Executive Officer and Chief Financial Officer,

have employment agreements with us.  In addition, we have not obtained life insurance on any key executive officers.  If any key executive officers left us or were seriously injured and became unable to work, our business could be harmed.

We rely on third parties to provide us with adequate food supply and certain fulfillment, internet, networking and call center services, the loss of any of which could cause our revenue, earnings or reputation to suffer.

We rely solely on third-party manufacturers to supply all of the food and other products we sell.  We currently have a written contract with two of these fulfillment centers and therefore are not assured of an adequate supply or pricing on a long-term basis.  If we are unable to obtain sufficient quantity, quality and variety of food and other products in a timely and low cost manner from our manufacturers, we will be unable to fulfill our customers’ orders in a timely manner, which may cause us to lose revenue and market share or incur higher costs.

100% of our order fulfillment is handled by third parties.  Should they be unable to service our needs for even a short duration, our revenue and business could be harmed.  Additionally, the cost and time associated with replacing them on short notice would add to our costs.  Any replacement fulfillment provider would also require startup time, which could cause us to lose sales and market share.

Our business also depends on a number of third parties for internet access, networking and call center services.  Should our network connections go down, our ability to fulfill orders would be delayed.  Further, if our website or call center become unavailable for a noticeable period of time due to internet or communication failures, our business could be adversely affected.

We are dependent on maintaining good relationships with these third parties.  The services we require from these parties may be disrupted by a number of factors associated with their businesses, including the following:

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labor disruptions;

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delivery problems with national carriers;

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internal inefficiencies;

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equipment failure;

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natural or man-made disasters; and

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with respect to our food suppliers, shortages of ingredients or United States Department of Agriculture (which we refer to as USDA) and United States Food and Drug Administration (which we refer to as FDA) compliance issues.

The food industry is subject to governmental regulation that could increase in severity and hurt results of operations.

The food industry is subject to federal, state and other governmental regulation.  For example, food manufacturers are subject to rigorous inspection and other requirements of the USDA and FDA.  If federal, state, or local regulation of the industry increases for any reason, then we may be required to incur significant expenses, as well as modify our operations to comply with new regulatory requirements, which could harm operating results.  Additionally, remedies available in any potential administrative or regulatory actions may require us to refund amounts paid by all affected customers or pay other damages, which could be substantial.

The sale of ingested products involves product liability and other risks.

Like other food distributors, we face an inherent risk of exposure to product liability claims if the use of our products results in illness or injury.  Distributors of food products have been named as defendants in product liability lawsuits from time to time.  The successful assertion or settlement of a claim or a significant number of insured claims could harm us by adding costs to the business and by diverting the attention of senior management from the operation of the business.  We may also be subject to claims that our products contain contaminants, are improperly labeled, include inadequate instructions as to preparation or inadequate warnings covering food borne illnesses or allergies.  While we have product liability insurance, product liability litigation, even if not meritorious, is very expensive and could also entail adverse publicity for us, thereby reducing revenue and operating results.

The food service industry is highly competitive.  If any competitors or a new entrant into the market with significant resources pursues a strategy and product line similar to Dinewise®, our business could be significantly affected.

Competition is intense in the food service industry, and we must remain competitive in the areas of price, taste, customer service and brand recognition.  Some competitors, such as Omaha Steaks and Schwanns, are significantly larger than Dinewise and have substantially greater resources.  The business could be adversely affected if someone with significant resources decided to imitate our strategy.  For example, if a major supplier of gourmet frozen food decided to enter this market and made a substantial investment of resources in advertising and training food specialists, the business could be significantly affected.  Any increased competition from new entrants into the industry or any increased success by existing competition could result in reductions in Dinewise®  sales or prices, or both, which could have an adverse effect on the business and operating results.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures and our ability to select the right markets and media in which to advertise.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures, including our ability to:

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create greater awareness of our brand and our programs;

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identify the most effective and efficient level of spending in each market, media and specific media vehicle;

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determine the appropriate creative message and media mix for advertising, marketing and promotional expenditures;

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effectively manage marketing costs (including creative and media) in order to maintain acceptable customer acquisition costs;

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select the right market, media and specific media vehicle in which to advertise; and

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convert consumer inquiries into actual orders.

Our planned marketing expenditures may not result in increased revenue or generate sufficient levels of brand name and program awareness.  We may not be able to manage our marketing expenditures on a cost-effective basis whereby our customer acquisition cost may exceed the contribution profit generated from each additional customer.

If we are unable to accurately target the appropriate segment of the consumer market with our direct marketing initiatives and achieve adequate response rates, we could experience lower sales.

We have historically relied on revenues generated from customers initially contacted through our call center.  The success of our direct marketing business largely depends on our ability to achieve adequate response rates to our direct marketing initiatives, which have historically fluctuated.  Any of the following could cause customers to forego or defer future purchases:

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the failure by us to offer a mix of products that is attractive to our customers;

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the size and breadth of our product offering and the timeliness and condition of delivery of our service;

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the customer’s particular economic circumstances; or

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general economic conditions

One of our subsidiaries may be subject to claims and there is no assurance that we may not ultimately be held liable for one or more of these claims.

At the time of our restructuring in 2003, we had a subsidiary which conducted business throughout the United States.  As a result of the restructuring, we terminated operations at this subsidiary and may be subject to lawsuits for failure to pay certain creditors or vendors.  We have accrued amounts for these potential claims as noted in our December 30, 2007 and March 30, 2008 financial statements, however settlement of any claims will result in a reduction of cash, and a potential increased expense in our statement of operations for the fiscal period in which such claims is settled.

Future acquisitions and the pursuit of new business opportunities present risks, and we may be unable to achieve the financial and strategic goals of any acquisition or new business.

A component of our growth strategy is to acquire existing businesses or pursue other business opportunities in the market for lifestyle and wellness products and services.  Even if we succeed in acquiring or building such businesses, we will face a number of risks and uncertainties, including:

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difficulties in integrating newly acquired or newly started businesses into existing operations, which may result in increasing operating costs that would adversely affect our operating income and earnings;

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the risk that our current and planned facilities, information systems, personnel and controls will not be adequate to support our future operations;

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diversion of management time and capital resources from our existing businesses, which could adversely affect their performance and our operating results;

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dependence on key management personnel of acquired or newly started businesses and the risk that we will be unable to integrate or retain such personnel;

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the risk that the new products or services we may introduce or begin offering, whether as a result of internal expansion or business acquisitions, will not gain acceptance among consumers and existing customers;

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the risk that new efforts may have a detrimental effect on our brand;

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the risk that we will face competition from established or larger competitors in the new markets we may enter, which could adversely affect the financial performance of any businesses we might acquire or start; and

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the risk that the anticipated benefits of any acquisition or of the commencement of any new business may not be realized, in which event we will not be able to achieve any return on our investment in that new business.

If we do not continue to receive referrals from existing customers, our customer acquisition cost may increase.

We rely on word of mouth advertising for a portion of our new customers.  If our brand suffers or the number of customers acquired through referrals drops due to other circumstances, our costs associated with acquiring new customers and generating revenue will increase, which will, in turn, have an adverse affect on our profitability.

We engage an advisory panel to develop and promote the Dinewise® products.  If these spokespersons suffer adverse publicity, our revenue could be adversely affected.

The marketing strategy depends in part on our advisory panel, in particular Chef Dana McCauley, in-house food expert.  If any of these panelists may become the subject of adverse news reports, negative publicity or otherwise be alienated from a segment of the customer base, whether food and nutrition related or not.  If so, such events may reduce the effectiveness of his or her endorsement and, in turn, adversely affect our revenue and results of operations.

We may be subject to claims that our personnel are unqualified to provide proper weight loss advice.

Most of our counselors for our weight management program do not have extensive training or certification in nutrition, diet or health fields and have only undergone the training they receive through online course studies.  We may be subject to claims from our customers alleging that our personnel lack the qualifications necessary to provide proper advice regarding weight loss and related topics.  We may also be subject to claims that our personnel have provided inappropriate advice or have inappropriately referred or failed to refer customers to health care providers for matters other than weight loss.  Such claims would result in damage to our reputation and divert management’s attention from our business, which would adversely affect our business.

Changes in consumer preferences and discretionary spending could negatively impact operating results.

We offer gourmet prepared frozen foods that offer convenience and value to customers.  Our continued success depends, to a large degree, upon the continued popularity of our offerings and the desire for convenience and gourmet quality.  Changes in consumer tastes and preferences away from these products and services and any failure to provide innovative responses to these changes, may have a materially adverse impact on our business, financial condition, operating results, cash flows and/or prospects.  Additionally, the success of the business and operating results are dependent on discretionary spending by consumers.  A decline in discretionary spending could adversely affect our business, financial condition, operating results and cash flows.  The business could also be adversely affected by general economic conditions, demographic trends, consumer confidence in the economy and changes in disposable consumer income.

RISKS ASSOCIATED WITH INVESTING IN OUR COMMON STOCK

If a trading market for our common stock does develop, trading prices may be volatile.

In the event that a trading market develops, the market price of our shares of common stock may be based on factors that may not be indicative of future market performance.  Consequently, the market price of our common stock may vary greatly.  If a market for our common stock develops, there is a significant risk that our stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

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variations in our quarterly operating results;

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announcements that our revenue or income/loss levels are below analysts’ expectations;

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general economic slowdowns;

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changes in market valuations of similar companies;

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announcements by us or our competitors of significant contracts; or

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acquisitions, strategic partnerships, joint ventures or capital commitments.

We are subject to the reporting requirements of federal securities laws, which can be expensive.

We are a voluntary reporting public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002.  The costs of preparing and filing annual and quarterly reports and other information with the SEC will cause our expenses to be higher than they would be if we were a privately-held company.

Because our shares are deemed “penny stocks,” you may have difficulty selling them in the secondary trading market.

 The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  Additionally, if the equity security is not registered or authorized on a national securities exchange that makes certain reports available, the equity security may also constitute a “penny stock.”  As our common stock comes within the definition of penny stock, these regulations require the delivery by the broker-dealer, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock. The ability of broker-dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited.  As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

There is no assurance that our common stock will remain on the OTC Bulletin Board.

In order to maintain the quotation of our shares of common stock on the OTC Bulletin Board, we believe that we may have to register our common stock under the Securities Exchange Act of 1934.  This will require us to comply with Sections 14 (proxy statement requirements) and Section 16 (Form 3, 4 and 5 and 6 month-trading rule) of that Act.  While we intend to so qualify in the near future, it is possible that our common stock could be removed from the OTC Bulletin Board and then be traded on the less desirous Pink Sheets.  In either venue, an investor may find it difficult to obtain accurate quotations as to the market value of the common stock.  In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors.  Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital.

Our compliance with the Sarbanes-Oxley Act of 2002 and SEC rules concerning internal controls may be time-consuming, difficult and costly.

Although individual members of our management team have experience as officers of publicly-traded companies, much of that experience came prior to the adoption of the Sarbanes-Oxley Act of 2002.  It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002.  We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

Because we became public by means of a “reverse acquisition”, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse acquisition.”  Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

RISKS RELATED TO THE DUTCHESS AGREEMENTS

On July 14, 2006, we entered into agreements with Dutchess pursuant to which we issued the 2006 Debentures and 2006 Warrants to Dutchess. On February 16, 2007, we entered into additional agreements with Dutchess pursuant to which we issued a $1,750,000 principal amount Debenture due March 31, 2009 (which we refer to as the 2007 Debenture) and warrants to purchase our common stock (which we refer to as the 2007 Warrants).  We refer to the 2006 Debentures and 2007 Debenture as the Debentures and to the 2006 Warrants and 2007 Warrants as the Warrants. On March 17, 2008 we amended the 2007 Debenture and the 2007 Warrants, as more particularly described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”.  The Dutchess agreements may result in substantial dilution to our shareholders and significant declines in the price of our common stock, due to, among other things, the inclusion of non-fixed pricing provisions in the financing agreements.  In addition, the 2006 Subscription Agreement requires us to file a registration statement to cover the resale of the shares of common stock underlying the 2006 Debentures and 2006 Warrants, set forth time deadlines for the initial filing, responding to the SEC comments and becoming effective, and provide significant penalties for failing to meet the time deadlines.  The agreements subject us to the following risks:

•

In the event that Dutchess sells shares of our common stock underlying the Debentures and Warrants, the price of our stock could decrease.  If our stock price decreases, Dutchess may have a further incentive to sell the shares of our common stock that it holds.  Such sales of common stock could cause the market price of our common stock to decline significantly.

•

The issuance of shares of our common stock upon conversion of the Debentures or exercise of the Warrants will result in the dilution to the interests of other holders of our common stock.  The conversion price of the 2006 Debentures is based upon a discount to the future market price of our stock at various times up, and until, time of conversion.  Given the variability and potential volatility of this non-fixed price formula, this can result in:

•

A very substantial dilution to existing shareholders

•

The need to increase our authorized shares outstanding, which is subject to shareholder approval.  If shareholder approval is not received, substantial penalties could be incurred inclusive of cash penalties.

•

There are various potential liquidated damages payable by us to Dutchess which include lowering the future conversion prices of the Debentures, increasing the principal amount outstanding and other cash liquidated damages as a result our performance under the July 14, 2006 agreements, including the following:

•

Maintaining effectiveness of the registration statement

•

Not having enough shares registered

•

Not filing timely reports with the SEC

We can not offer any guarantees that we can comply with the above, and any resulting liquidated damages or events of default that this may cause under the agreements, which may result in cash payments or a substantial dilution of your shares of our common stock.

There is no assurance that we will have the funds to pay principal and interest, if payable in cash, or cash penalties.

See “Description of Securities—Convertible Debenture and Warrants—Debenture Agreement with Dutchess” for a more detailed discussion of the agreements with Dutchess.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares owned by the selling shareholders.  We may receive proceeds in connection with the exercise of the 2006 Warrants, the underlying shares of which may in turn be sold by selling security holder.  Although the timing of our receipt of any such proceeds is uncertain, such proceeds, if received, will be used for general corporate purposes.

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market for Our Common Stock

Quotations for the common stock of Dinewise, Inc. are included in the NASD’s Over-the-Counter Bulletin Board system under the symbol “DWIS.” The following table sets forth for the respective periods indicated the prices of the common stock in the over-the-counter market, as reported and summarized on the OTC Bulletin Board. Such prices are based on inter-dealer bid and ask prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Quarter Ended:	High Bid ($)	Low Bid ($)
March 26, 2006	N/A	N/A
June 25, 2006	$2.00	$.55
September 24, 2006	$2.00	$.55
December 31, 2006	$1.25	$.55
April 1, 2007	$.65	$.38
July 1, 2007	$.33	$.14
September 30, 2007	$.27	$.11
December 30, 2007	$.16	$.06
March 30, 2008	$.07	$.01

Since inception, no dividends have been paid on the common stock.  Dinewise intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future. Currently we are restricted from paying dividends according to the financing agreements entered into on July 14, 2006.

At May 31 , 2008, there were approximately 175 holders of record of the common stock.

We did not sell any securities during the fiscal year ended December 30, 2007 and the quarter ended March 30, 2008 that were not registered under the Securities Act of 1933, as amended.  We did not repurchase any of our equity securities during the fourth quarter of our fiscal year ended December 30, 2007 or the quarter ended March 30, 2008 ..

FORWARD LOOKING STATEMENTS

We have included and from time to time may make in our public filings, press releases or other public statements, certain statements, including, without limitation, those under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.  In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions.  You are cautioned not to place undue reliance on these forward-looking statements.  In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others.  These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control.

The nature of our business makes predicting the future trends of our revenues, expenses and net income difficult.  The risks and uncertainties involved in our businesses could affect the matters referred to in such statements and it is possible that our actual results may differ materially from the anticipated results indicated in these forward looking statements.  Important factors that could cause actual results to differ from those in the forward-looking statements include, without limitation, the factors discussed above in the section entitled “Risk Factors” and the following:

•

our ability to meet our financial obligations;

•

the relative success of marketing and advertising;

•

the continued attractiveness of our lifestyle and diet programs;

•

competition, including price competition and competition with self-help weight loss and medical programs;

•

our ability to obtain and continue certain relationships with the providers of popular nutrition and fitness approaches and the suppliers of our meal delivery service;

•

adverse results in litigation and regulatory matters, more aggressive enforcement of existing legislation or regulations, a change in the interpretation of existing legislation or regulations, or promulgation of new or enhanced legislation or regulations; and

•

general economic and business conditions.

The factors listed in the section entitled “Risk Factors” in the section above, as well as any other cautionary language in this report, provide examples of risks, uncertainties and events which may cause our actual results to differ materially from the expectations we described in our forward-looking statements.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements.  You are cautioned not to place undue reliance on such statements, which speak only as of the date of the prospectus or supplements to this prospectus.

We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or supplements to this prospectus.  Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our financial statements, together with the notes to those statements included elsewhere in this prospectus.  Dinewise, Inc., formerly SimplaGene USA, Inc., has not conducted any operations during fiscal years 2004, 2005 or the first nine months of fiscal 2006 ended May 31, 2006.  Because of the reverse acquisition, the following discussion relates to the separate financial statements of NCPH which are included as part of this prospectus beginning on page F-1 and reference to “we”, “our” and words of similar meaning refer to NCPH.  The following discussion contains forward-looking statements that involve risks, uncertainties and assumptions such as statements of our plans, objectives, expectations and intentions.  Our actual results may differ materially from those discussed in these forward-looking statements because of the risks and uncertainties inherent in future events.

   FISCAL YEAR ENDED DECEMBER 30, 2007

(Dollar amounts are in thousands, except share and per share data)

Critical Accounting Policies and Estimates

This management discussion and analysis is based on our consolidated financial statements which are prepared using certain critical accounting policies that require management to make judgments and estimates that are subject to varying degrees of uncertainty.  While we believe that these accounting policies, and management's judgments and estimates, are reasonable, actual future events can and often do result in outcomes that can be materially different from management's current judgments and estimates.  We believe that the accounting policies and related matters described in the paragraphs below are those that depend most heavily on management's judgments and estimates.

Fiscal Year

Our fiscal year ends on the last Sunday in December.  Our fiscal 2007 year consisted of the fifty-two week period which began on January 1, 2007 and ended on December 30, 2007; our 2006 fiscal year consisted of the fifty-three week period which began on December 26, 2005 and ended on December 31, 2006.

Revenue Recognition

We recognize revenue from product sales when (i) persuasive evidence of an arrangement exists and the sales price is fixed or determinable (evidenced by written sales orders), (ii) delivery of the product has occurred, and (iii) collectibility of the resulting receivable is reasonably assured.  Shipping and handling expenses of $1,190 and $1,468 are included in selling, general and administrative expenses for the years ended December 30, 2007 and December 31, 2006, respectively.  Although we accept product returns, historical returns have been insignificant.  We record our revenue net of any sales taxes collected on our sales, which are subsequently remitted to the local tax office, as required.  We have sold separately-priced warranty arrangements covering certain durable goods.  In accordance with Financial Accounting Standards Board (which we refer to as FASB) Technical Bulletin No.  90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts” revenue on these warranty arrangements is recognized on a straight-line basis over the warranty service period, which is typically thirty-six months.  Costs associated with these warranty arrangements are recognized as they are incurred.  As of April 2003, we no longer offer these warranty arrangements.  As of December 30, 2007 we no longer have deferred revenue outstanding related to the unearned portion of the above described separately priced warranties.  The balance of deferred revenue, effective December 30, 2007, consists principally of advance billings for customer food orders.  For the years ended December 30, 2007 and December 31, 2006, revenues related to warranty arrangements were $0 and $105, respectively.

With respect to product sales, we recognize revenue on a gross basis, using the criteria outlined in Emerging Issues Task Force Issue (which we refer to as EITF) No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, net of provisions for discounts and allowances.  Our product sales are collected utilizing major credit cards, prior to the sale of the DineWise branded products, or are collected within three days of delivery of other product sales.  All product sales are final and we have a “no return” policy. However, in limited instances, due to product quality or delivery delays, we may replace the product or issue a credit to the customer.

Impairment of Fixed Assets and Intangibles

We determine the recoverability of our long-lived assets in accordance with Statement of Financial Accounting Standards (which we refer to as SFAS) No.  144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  Long-lived assets, such as property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset group to estimated undiscounted future cash flows expected to be generated by the asset group.  If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset group exceeds the fair value of the asset group.  Management believes there is no impairment of any long-lived assets as of December 30, 2007 and December 31, 2006.

Income Taxes

We account for our income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.”  Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Due to the uncertainty of future earnings, all deferred tax assets are fully reserved for.

Accounting for Uncertain Tax Positions

In June 2006, the FASB issued FASB Interpretation No. 48 (which we refer to as FIN 48), "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109," which establishes that the financial statement effects of a tax position taken or expected to be taken in a tax return are to be recognized in the financial statements when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

We adopted FIN 48 on January 1, 2007 and it had no material impact on our financial statements. We recognize interest and penalties, if any, as part of our provision for income taxes in our Consolidated Statements of Operations. We file a consolidated U.S. federal income tax return as well as unitary income and sales tax returns in several state jurisdictions, of which New York, North Carolina and California are the most significant. The Internal Revenue Service has completed examinations of our federal returns for taxable years prior to 1993.  We are currently being examined by the state of North Carolina for the taxable years 2003 through 2005.

Debt Discount and Derivative Liability

As a result of our entering into a Subscription Agreement on July 14, 2006 with Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (which we refer to as the Investors) pursuant to which we agreed to sell to the Investors an aggregate of $2,500 of Five-Year Convertible Debentures (which we refer to as the Convertible Debentures) and warrants to purchase 5,050,505 shares of Common Stock at an exercise price of $.495 per share (which we refer to as the Warrants), we have identified certain embedded derivatives within the Convertible Debentures.  The value of these embedded derivatives were $1,200 at July 14, 2006.    On February 16, 2007, we issued and sold to one of our existing investors, Dutchess Private Equities Fund, Ltd. (which we refer to as Dutchess), a $1,750 principal amount Convertible Debenture due March 31, 2009 (which we refer to as the Debenture) and a warrant to purchase 4,000,000 shares of our common stock at an exercise price of $0.25 per share.  We have identified certain embedded derivatives within the Debenture.  The value of these embedded derivatives was $477 at February 16, 2007.  These amounts were bifurcated from the Convertible Debentures and Debenture on the face of the balance sheet and a corresponding derivative liability was established.  These debt discounts will be amortized over their respective lives, using the effective interest method, and charged to interest expense until fully amortized in July 2011 and March 2009, respectively.  As of December 30, 2007 the unamortized debt discount was $1,240.  In the event the Convertible Debentures or Debentures are reduced in full or in part, either by our prepayments or by conversion into common shares by the Investors, the debt discount related to the amount reduced will be immediately recognized as interest expense and charged to operations.  In addition, the change in the valuation of the embedded derivatives for the years ended December 30, 2007 and December 31, 2006 resulted in income (expense) of $1,311 and ($138), respectively, and was reflected in interest expense.  The valuation of the embedded derivatives for the conversion features was calculated using a binomial model, utilizing our stock price of $.05 per share and $.29 per share as of December 30, 2007 and December 31, 2006, respectively.  The value of the Warrants was calculated using the Black Scholes model with a volatility of 57% and 66%, a discount rate of 3.26% and 4.70% and an expected life of 3.5 and 4.5 years for the years ended December 30, 2007 and December 31, 2006, respectively.  Forfeiture and dividend rates were 0% for the years ended December 30, 2007 and December 31, 2006.  In all future periods, the change in the valuation of the derivative liabilities will continue to be recognized as interest expense or income and charged to operations accordingly.

Results of Operations

Revenues and expenses consist primarily of the following components:

Revenues.

Revenues consist primarily of food sales.  Food sales include sales of prime cut proteins (such as beef, chicken, pork and fish) and assorted vegetables, soups, appetizers, desserts and other meal accents, as well as gourmet, prepared meals and prepared meal complements.  Included in revenues are shipping and handling charges billed to customers and sales credits and adjustments, including product returns.  Although we accept product returns, historical returns have been insignificant.  Also included in revenues are sales of durable goods such as cutlery, cookware and appliances and deferred service revenues related to warranty arrangements covering certain durable goods.  We follow FASB Technical Bulletin No. 90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts.”  Revenue related to these warranty arrangements is recognized on a straight-line basis over the warranty service period.  As of December 30, 2007 and December 31, 2006 we no longer have deferred revenue outstanding related to the unearned portion of the above described separately priced warranties.   Costs associated with these arrangements are expensed as incurred.  As of April 2003, we no longer offer warranty arrangements.

Cost of Goods Sold.

Cost of goods sold consists primarily of the cost of the food and durable products sold and the costs of outside fulfillment of food orders.

Operating Expenses.

Operating expenses consist of compensation for sales, marketing, delivery, administrative, information technology, customer service personnel, advertising, marketing and promotional expenses, shipping and handling expenses, facility expenses, website development costs, professional service fees and other general corporate expenses.

Interest Expense (Income), Net.

Consists of interest expense paid on our convertible debt outstanding, amortization of debt discount, and the change in the value of the embedded derivative liability for the period, net of any interest income earned on cash balances and marketable securities.

Income Taxes.

We are subject to corporate level income taxes and record a provision for income taxes based on an estimated effective tax rate for the year.

Year Ended December 30, 2007 Compared To Year Ended December 31, 2006

Revenue

Revenue decreased to $10,636 for the year ended December 30, 2007 as compared to $10,944 for the year ended December 31, 2006.  The decline in revenue of $308, or 3%, resulted primarily from a reduction in direct telemarketing food sales which was substantially offset by new branded sales with our focus on customer creation and marketing on the DineWise® branded product line.  In addition, in 2003, we stopped offering warranty arrangements and as a result, 2006 was the final year in which service income was recognized.  Revenues related to these arrangements were recognized over the life of the contract, generally 36 months.  As a result, service revenues related to warranty arrangements were $0 in 2007 as compared to $105 in 2006.  Direct telemarketing food sales were $7,163 in 2007 as compared to $8,957 in 2006 and houseware sales were $735 in 2007 as compared to $815 in 2006.  New customer sales from our DineWise® branded product line were $2,738 in 2007 as compared to $1,067 in 2006.  This increase of $1,671 or 57% is the result of a second quarter 2006 relaunch of the DineWise® brand, inclusive of its increased catalog mailing and e-tailing initiatives.  We expect to continue focusing our marketing investments on this brand utilizing a multi-channel marketing approach, inclusive of web advertising and search engine optimization, as well as catalog circulations, as it strives to continue improving its DineWise® sales and brand awareness.  However, until such time as the needed capital to continue to execute its marketing plan is secured, we will focus only on those channels that deliver the highest response rates and incremental profits, thus substantially reducing both marketing expenses and short-term sales growth opportunities.

Cost of Goods Sold

Cost of goods sold decreased $513 to $5,097 for the year ended December 30, 2007 as compared to $5,610 for the prior year period.  Gross profit as a percent of revenue increased to 52.1% in 2007 as compared to 48.7% in 2006.  This improvement is primarily the result of a shift of sales to our higher margin DineWise® branded products which represented approximately 26% of sales in 2007 as compared to 10% in 2006.

Operating Expenses

Operating expenses decreased $1,539 to $6,976 in 2007 as compared to $8,515 in 2006.  The decrease was primarily the result of $1,205 in one time charges in conjunction with the closing of the reverse acquisition on July 14, 2006, which included an expense to consultants for the issuance of 2,250,000 shares of common stock, as well as incurring other transaction costs of $755.  Other decreases achieved were the result of a change in estimate in accounting for sales taxes of $209 and lower delivery expenses of $278 ($1,190 in 2007 and $1,468 in 2006), primarily related to shipping efficiencies achieved, reductions in professional fees of $372 ($335 in 2007 and $707 in 2006) primarily for services rendered in connection with our reverse acquisition consummated on July 14, 2006, reductions in employee and employee related costs of approximately $317, offset, in part by, increased marketing expenses on our Dinewise® branded products of $358 ($1,903 in 2007 and $1,545 in 2006), increased investor relations awareness and merger and acquisition consulting of $336 ($345 in 2007 and $9 in 2006), and increased stock compensation expense of $166 ($188 in 2007 and $22 in 2006).

Interest Expense

Interest (income) expense, net was ($332) and $323 for the year ended December 30, 2007 and December 31, 2006, respectively.  This is the result of interest expense of $463 and $120, in the respective periods, incurred on our $2,500 Convertible Debentures and $1,750 Debentures issued in July 2006 and February 2007 with an interest rate of 10% and 14% per annum, respectively, offset in part by interest income of $35 and $38.  In addition, we incurred amortization expense in the amount of $372 and $65, in the respective periods, as a result of amortizing the debt discount, and mark to market (income) expense of ($1,311) and $138 as a result of the (decrease) increase in the value of the embedded derivative liability for the period. In addition, we amortized $179 and $38 in finance costs associated with our Convertible Debentures and Warrants.  These amortization expenses will continue to be amortized each quarter over the five-year and two-year lives of the Convertible Debentures and Debentures, respectively.  In the event there is a conversion or prepayment of all or a portion of this debt, the Company will recognize immediately the unamortized deferred finance costs and debt discount expense related to the conversions or prepayments.  As of December 30, 2007 the unamortized portion of the deferred finance costs and debt discount were $368 and $1,240, respectively.

Income Taxes

In 2007 and 2006 we recorded income tax expenses of $8 and $5, respectively, which is comprised principally of state franchise taxes.  We have provided and continue to provide for a full valuation allowance against our deferred income tax assets.  The valuation allowance is subject to adjustment based upon our ongoing assessment of our future income and may be wholly or partially reversed in the future.

Net Loss

For the year ended December 30, 2007, net loss was $1,113 as compared to net loss of $3,509 for the year ended December 31, 2006.  The decrease in the net loss in 2007 was primarily due to the one time costs of the reverse acquisition on July 14, 2006, 2007 mark to market income as a result of a decrease in the value of the embedded derivative liability for the period, income from a change in estimate in accounting for sales taxes, and other expense reductions, as well as improvements in gross profit margins, offset by increased marketing expenses on our new DineWise® brand, increased interest expense related to our Convertible Debentures and Debentures, and other increased consulting and investor relations initiatives.

Contractual Obligations and Commercial Commitments

As of December 30, 2007, our principal commitments consisted of an obligation under an operating lease in connection with office space for our corporate headquarters, interest payments on our $2,500 Convertible Debentures issued on July 14, 2006, interest and principal payments on our $1,750 Debentures issued on February 16, 2007 and capital lease obligations.  Although we have no material commitments for capital expenditures, we anticipate continuing requirements for capital expenditures consistent with anticipated growth in operations, infrastructure and personnel.  Following is a summary of our contractual obligations.  We have no other commercial commitments.

Future minimum operating lease payments, adjusted for a lease amendment, as of July 1, 2007, interest payments on our $2,500 Convertible Debentures at 10% per annum, interest and principal payments on our $1,750 Debentures at 14% per annum, both assuming no conversion to common stock or prepayments, and capital lease obligations, including interest, are as follows (in thousands):

Year	Operating lease	Interest payments	Term Note Repayments	Capital Lease obligations	Total

2008	$125	$442	$530	$14	$1,111
2009	128	276	1,095	14	1,513
2010	132	240	-	14	386
2011	136	130	-	10	276
2012	140	131	-	-	271
Thereafter	156	-	-	-	156
	$817	$1,219	$1,625	$52	$3,713

The Convertible Debentures do not require us to make principal payments, and in the event an amount is outstanding at the end of the term on July 14, 2011, it will automatically convert into our common shares.  Other than the above commitments, and employment agreements with its Chief Executive Officer and Chief Financial Officer, there were no items that significantly impacted our commitments and contingencies.

Liquidity and Capital Resources

At December 30, 2007, we had a cash balance of $429 compared to a cash balance of $816 at December 31, 2006.  Our principal source of cash is the financing of accounts receivable through a third party financial institution whereby substantially all receivables generated from sales to customers are submitted for collection, without recourse.  Generally payments, net of financing fees of approximately 3%, are received within 3-5 business days from the date of submission.  We had working capital deficits at December 30, 2007 and December 31, 2006 of $2,301 and $1,510, respectively.  Included in our accrued expenses at December 30, 2007 and December 31, 2006 are net restructuring charges of $1,051 and $1,151, respectively.  In connection with these accrued charges, we may, from time to time, be in negotiations with vendors to pay reduced amounts which could result in forgiveness of debt income.  On July 14, 2006, we engaged in a financing transaction with the Investors pursuant to which we sold $2,500 Convertible Debentures, with interest at the rate of 10% per annum, and warrants to purchase 5,050,505 shares of common stock at an exercise price of $.495 per share to the Investors.  On February 16, 2007, we issued and sold to one of the Investors, Dutchess, a $1,750 principal amount Debenture due March 31, 2009 and a warrant to purchase 4,000,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.25 per share.   We pay monthly interest on the outstanding principal amount of the Debenture at a rate per annum equal to 14%.   We will pay the remaining balance on the outstanding Debenture as of December 30, 2007 in monthly principal payments on the last business day of each month in the following amounts: (i) on January 31, 2008 and one consecutive month thereafter, $20; (ii) on March 31, 2008 and for five consecutive months thereafter, $35; (iii) on September 30, 2008 and for five consecutive months thereafter, $70; and (iv) on March 31, 2009, all amounts then due and payable under the Debenture. We may prepay the Debenture at any time from time to time without penalty and any future financing must first be utilized to repay the then outstanding balance on the Debenture, if any.  The Debenture is convertible at any time, at the option of Dutchess, into shares of common stock at a conversion price equal to the lesser of (i) 75% of the lowest closing bid price of the common stock during the 10 trading days immediately prior to the date that Dutchess sends us a signed conversion notice; or (ii) $0.51 per share.  In September 2007 and during the fourth quarter of 2007, we took actions to reduce expenses by eliminating both operating costs, including employee reductions, as well as reducing the current marketing spend on customer acquisition.  On March 17, 2008 we amended the Debenture and our February 16, 2007 Warrant (which we refer to as the 2007 Warrant) issued by us to Dutchess ).  The material changes are as follows:

1) The maturity date was extended from March 31, 2009 to March 31, 2010.

2) The interest rate per annum on the Debenture shall increase from 14% to 15% per annum on October 1, 2008, and shall increase to 16% per annum on April 1, 2009.

3) Monthly principal payments on the Debenture have been restructured as follows:

	Original Terms	Amended Terms
3/31/08 – 8/31/08	$35 per month	$20 per month
9/30/08-2/28/09	$70 per month	$35 per month
3/31/09	Remaining unpaid balance	$50
4/30/09-8/31/09	Not applicable	$50 per month
9/30/09-2/28/10	Not applicable	$65 per month
3/31/10	Not applicable	Remaining unpaid balance

4) Under the terms of the amendment, if at the end of any of our quarter end periods as filed with the SEC, we have cash deposits in any accounts, whether bank, brokerage or other accounts (which we refer to as Bank Balance(s)), that exceed $750, we shall pay to Dutchess 20% of such amounts in excess of $750 but below $2,250; at such time as we have in excess of $2,250 as a Bank Balance, we shall pay to Dutchess 100% of such amounts in excess of $2,250.

Prior to the amendment, at such time as we had in excess of $2,250 as a Bank Balance, we were required to pay Dutchess 100% of such amounts in excess of $2,250.

5) As of March 17, 2008, 2,000,000 of the 2007 Warrants have fully vested and the remaining 2,000,000 unvested 2007 Warrants expired.

In addition, we issued to Dutchess 1,240,000 shares of our common stock.

Until such time as additional capital is raised to accelerate our marketing plan, we will focus only on those channels that deliver the highest response rates and incremental profits, thus substantially reducing both marketing expenses and short-term sales growth opportunities.  By executing these cost reductions to substantially reduce our quarterly losses, amending the Debenture as noted above which we anticipate will substantially improve our cash position during the upcoming year, and with our cash balances and our past experience to raise capital to fund our operations we believe that we have the resources to meet our obligations as they become due over the next twelve months.  While we are in process of raising additional capital to allow operations to continue at existing levels, and then further accelerate our marketing spend after such funding is attained, there is no assurance we will be able to raise the required capital.  In the event it takes longer to obtain appropriate funding, or we are unable to obtain such funding, we may need to significantly curtail additional expenses.  At December 30, 2007 we had $4,026 in convertible debt outstanding, gross of debt discount.  During the year ended December 30, 2007 convertible debt in the amount of $99 was converted to common stock.  We currently have no off -balance sheet financing arrangements.

For the year ended December 30, 2007, cash used in operations was $1,985, as compared to cash used in operations of $2,946 for the year ended December 31, 2006.  This was primarily attributable to a net loss for the period, adjusted for non-cash items of ($1,555), increases in inventory of $32, increased deferred finance costs of $210, decreased accrued expenses of $62, increased accounts receivable of $38, decreased income taxes payable of $245, offset, in part by, increased deferred revenue of $88, decreases in prepaid expenses and other assets of $42 and by increased accounts payable of $27.  Our operations are organized to have a cash-to-cash cycle of approximately 30 days.  This is accomplished by paying for inventory to outsourced vendors just prior to shipment to the customer, and maintaining certain levels of inventory on our branded products, and financing the accounts receivable from a third party financial institution or use of major credit card carriers.

For the year ended December 30, 2007 we made investments in property and equipment in the amount of  $14 related primarily for computer hardware.

For the year ended December 30, 2007 we received $1,750 from the issuance of convertible debt, made principal repayments of $125, and we made payments under our capital lease in the amount of $13.

We have not declared or paid any dividends in the three months ended March 30, 2008 and we are currently restricted from paying dividends according to the financing agreements entered into on July 14, 2006 and February 16, 2007.  The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

FISCAL QUARTER ENDED MARCH 30, 2008

Management’s Discussion and Analysis of Financial Condition and Results of Operations

(Dollar amounts are in thousands, except share and per share data)

Critical Accounting Policies and Estimates

This management’s discussion and analysis is based on our consolidated financial statements which are prepared using certain critical accounting policies that require management to make judgments and estimates that are subject to varying degrees of uncertainty.  While we believe that these accounting policies, and management's judgments and estimates, are reasonable, actual future events can and often do result in outcomes that can be materially different from management's current judgments and estimates.  We believe that the accounting policies and related matters described in the paragraphs below are those that depend most heavily on management's judgments and estimates.

Fiscal Year

Our fiscal year ends on the last Sunday in December.  Our 2008 fiscal year will consist of the fifty-two week period which began on December 31, 2007 and ends on December 28, 2008; our 2007 fiscal year consisted of the fifty-two week period which began on January 1, 2007 and ended on December 30, 2007.

Revenue Recognition

We recognize revenue from product sales when (i) persuasive evidence of an arrangement exists and the sales price is fixed or determinable (evidenced by written sales orders), (ii) delivery of the product has occurred, and (iii) collectibility of the resulting receivable is reasonably assured.  Shipping and handling expenses of $256 and $302 are included in selling, general and administrative expenses for the fiscal quarters ended March 30, 2008 and April 1, 2007, respectively.  Although we accept product returns, historical returns have been insignificant.

We have sold separately-priced warranty arrangements covering certain durable goods.  In accordance with FASB Technical Bulletin No.  90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts” revenue on these warranty arrangements is recognized on a straight-line basis over the warranty service period, which is typically thirty-six months.  Costs associated with these warranty arrangements are recognized as they are incurred.  As of April 2003, we no longer offer these warranty arrangements.  As of December 31, 2006 we no longer have deferred revenue outstanding related to the unearned portion of the above described separately priced warranties.  The balance of deferred revenue, effective December 30, 2007, consists principally of advance billings for customer food orders.

We record revenue net of any sales taxes collected on its sales, which are then subsequently remitted to the local tax office, as required.

With respect to product sales, we recognize revenue on a gross basis, using the criteria outlined in EITF No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, net of provisions for discounts and allowances.  Our product sales are collected utilizing major credit cards, prior to the sale of the DineWise branded products, or are collected within three days of delivery of other product sales.  All product sales are final and we have a “no return” policy. However, in limited instances, due to product quality or delivery delays, we may replace the product or issue a credit to the customer.

Impairment of Fixed Assets and Intangibles

We determine the recoverability of our long-lived assets in accordance with SFAS No.  144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  Long-lived assets, such as property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset group to estimated undiscounted future cash flows expected to be generated by the asset group.  If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset group exceeds the fair value of the asset group.  Management believes there is no impairment of any long-lived assets as of March 30, 2008 and December 30, 2007.

Income Taxes

We account for our income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.”  Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Due to the uncertainty of future earnings, all deferred tax assets are fully reserved for.

Accounting for Uncertain Tax Positions

In June 2006, the FASB issued FIN 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109," which establishes that the financial statement effects of a tax position taken or expected to be taken in a tax return are to be recognized in the financial statements when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

We adopted FIN 48 on January 1, 2007 and it had no material impact on our financial statements. We recognize interest and penalties, if any, as part of our provision for income taxes in our Consolidated Statements of Operations. We file a consolidated U.S. federal income tax return as well as unitary income and sales tax returns in several state jurisdictions, of which New York, North Carolina and California are the most significant. The Internal Revenue Service has completed examinations of our federal returns for taxable years prior to 1993.  We are currently being examined by the state of North Carolina for the taxable years 2003 through 2005.

Debt discount and Derivative liability

As a result of our entering into a Subscription Agreement on July 14, 2006 with the Investors pursuant to which we agreed to sell to the Investors an aggregate of $2,500 of Five-Year Convertible Debentures  and Warrants to purchase 5,050,505 shares of Common Stock at an exercise price of $.495 per share , we have identified certain embedded derivatives within the Convertible Debentures.  The value of these embedded derivatives were $1,200 at July 14, 2006.    On February 16, 2007, we issued and sold to one of its existing investors, Dutchess Private Equities Fund, Ltd. (“Dutchess”), a $1,750 principal amount Debenture due March 31, 2010, as amended on March 17, 2008,  and a warrant to purchase 2,000,000 shares, as amended on March 17, 2008, of our common stock at an exercise price of $0.25 per share.  See Note I for a complete summary of our amendment of this Debenture.  We have identified certain embedded derivatives within the Debenture.  The value of these embedded derivatives was $477 at February 16, 2007.  These amounts were bifurcated from the Convertible Debentures and Debenture on the face of the balance sheet and a corresponding derivative liability was established.  These debt discounts will be amortized over their respective lives, using the effective interest method, and charged to interest expense until fully amortized in July 2011 and March 2010, respectively.  As of March 30, 2008 and December 30, 2007 the unamortized debt discount was $1,200 and $1,240, respectively.  In the event the Convertible Debentures or Debenture are reduced in full or in part, either by our prepayments or by conversion into common shares by the Investors, the debt discount related to the amount reduced will be immediately recognized as interest expense and charged to operations.  In addition, the change in the valuation of the embedded derivatives for the three months ended March 30, 2008 and April 1, 2007 resulted in income of $254 and $227, respectively, and was reflected in interest expense.  In all future periods, the change in the valuation of the derivative liabilities will continue to be recognized as interest expense or income and charged to operations accordingly.

Results of Operations

Revenues and expenses consist primarily of the following components:

Revenues.

Revenues consist primarily of food sales.  Food sales include sales of prime cut proteins (such as beef, chicken, pork and fish) and assorted vegetables, soups, appetizers, desserts and other meal accents, as well as gourmet, prepared meals and prepared meal compliments.  Included in revenues are shipping and handling charges billed to customers and sales credits and adjustments, including product returns.  Although we accept product returns, historical returns have been insignificant.  Also included in revenues are sales of durable goods such as cutlery, cookware and appliances and deferred service revenues related to warranty arrangements covering certain durable goods.  We follow FASB Technical Bulletin No. 90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts.”  Revenue related to these warranty arrangements is recognized on a straight-line basis over the warranty service period.  As of December 31, 2006 we no longer have deferred revenue outstanding related to the unearned portion of the above described separately priced warranties.   Costs associated with these arrangements are expensed as incurred.  As of April 2003, we no longer offer warranty arrangements.

Cost of Goods Sold ..

Cost of goods sold consists primarily of the cost of the food and durable products sold and the costs of outside fulfillment of food orders.

Operating Expenses ..

Operating expenses consist of compensation for sales, marketing, delivery, administrative, information technology, customer service personnel, advertising, marketing and promotional expenses, shipping and handling expenses, facility expenses, website development costs, professional service fees and other general corporate expenses.

Interest Expense (Income), net ..

Consists of interest expense paid on our convertible debt outstanding, amortization of debt discount, and the change in the value of the embedded derivative liability for the period, net of any interest income earned on cash balances and marketable securities.

Income Taxes ..

We are subject to corporate level income taxes and record a provision for income taxes based on an estimated effective tax rate for the year.

Three Months Ended March 30, 2008 Compared To Three Months Ended April 1, 2007

Revenue

Revenue decreased to $2,315 for the three months ended March 30, 2008 as compared to $2,687 for the three months ended April 1, 2007.  The decline in revenue of $372, or 13.8%, resulted primarily from a reduction in direct telemarketing food sales with the focus of new sales, customer creation and marketing on the DineWise® branded product line.  We expect to continue focusing our marketing investments on this brand utilizing a multi-channel marketing approach, inclusive of web advertising and search engine optimization, as well as catalog circulations, as we strive to continue improving our DineWise® sales and brand awareness.  However, until such time as the needed capital to continue to execute our marketing plan is secured, we will focus only on those channels that deliver the highest response rates and incremental profits, thus substantially reducing both marketing expenses and short-term sales growth opportunities.  Direct telemarketing food sales were $1,579 in 2008 as compared to $1,878 in 2007 and houseware sales were $139 in 2008 as compared to $197 in 2007.  Sales from our DineWise® branded product line were $597 in 2008 as compared to $612 in 2007.

Cost of Goods Sold

Cost of goods sold decreased $333 to $1,011 for the three months ended March 30, 2008 as compared to $1,344 for the prior year period.  Gross profit as a percent of revenue increased to 56.3% in 2008 as compared to 50.0% in 2007.  This improvement is primarily the result of a shift of sales to our higher margin DineWise® branded products which represented approximately 26% of sales in 2008 as compared to 23% in 2007, as well as consumer price increases and mix of products sold.

Operating Expenses

Operating expenses decreased $273 to $1,240 in 2008 as compared to $1,513 in 2007.  The decrease was primarily the result of decreased marketing expenses on our Dinewise® branded products of $217 ($201 in 2008 and $418 in 2007), reductions in employee and employee related costs of $166 and lower delivery expenses, primarily related to the decline in sales, of $46 ($256 in 2008 and $302 in 2007), offset, in part by, a change in estimate in accounting for sales taxes resulting in a recovery of $209 in 2007 and none in 2008.

Interest Expense

Interest expense (income), net was $9 and ($53), for the three months ended March 30, 2008 and April 1, 2007, respectively.  This is the result of interest expense of $116 and $93 in the respective periods, incurred on our $2,500 Convertible Debentures and $1,750 Debenture issued in July 2006 and February 2007 with an interest rate of 10% and 14% per annum, respectively, offset in part by interest income of $3 and $6.  In addition, we incurred amortization expense in the amount of $103 and $53, in the respective periods, as a result of amortizing the debt discount, and mark to market income of ($254) and ($227) as a result of the decrease in the value of the embedded derivative liability for the period. In addition, we amortized $45 and $32 in finance costs associated with our Convertible Debentures and Warrants.  These amortization expenses will continue to be amortized each quarter over the five-year and two-year lives of the Convertible Debentures, respectively.  In the event there is a conversion or prepayment of all or a portion of this debt, we will recognize immediately the unamortized deferred finance costs and debt discount expense related to the conversions or prepayments.  As of March 30, 2008 the unamortized portion of the deferred finance costs and debt discount were $323 and $1,137, respectively.

Income Taxes

In 2008 and 2007 we recorded income tax expenses of $1 and $2, respectively, which is comprised principally of state franchise taxes.  We have provided and continue to provide for a full valuation allowance against our deferred income tax assets.  The valuation allowance is subject to adjustment based upon our ongoing assessment of our future income and may be wholly or partially reversed in the future.

Net Income (Loss)

For the three months ended March 30, 2008, net income was $54 as compared to a net loss of $119 for the three months ended April 1, 2007.  This improvement was primarily due to reduced operating expenses of $273 and the change in mark to market income of $27 ($254 in 2008 and $227 in 2007) related to the change in the value of the embedded derivative liability, offset, in part by, $39 less gross profit due to reduced sales, offset in part by improved margins, increased interest expense of $23 due to increased borrowings during the period, as well as increased amortization of debt discount and loan fees of $63.

Contractual Obligations and Commercial Commitments

As of March 30, 2008, our principal commitments consisted of an obligation under an operating lease in connection with office space for our corporate headquarters, interest payments on our $2.5 million Convertible Debentures issued on July 14, 2006, interest and principal payments on our $1.750 million Convertible Debentures issued on February 16, 2007 and capital lease obligations.  Although we have no material commitments for capital expenditures, we anticipate continuing requirements for capital expenditures consistent with anticipated growth in operations, infrastructure and personnel.  Following is a summary of our contractual obligations.  We have no other commercial commitments:

Future minimum operating lease payments, adjusted for a lease amendment, as of March 30, 2008, interest payments on our $2.5 million Convertible Debentures at 10% per annum, interest and principal payments on our $1.750 million Convertible Debentures at 14%-16% per annum, both assuming no conversion to common stock or prepayments, and capital lease obligations, including interest, are as follows (in thousands):

Year	Operating lease	Interest payments	Term Note Repayments	Capital Lease obligations	Total

2008	$94	$356	$260	$11	$721
2009	128	407	630	14	1,179
2010	132	265	695	14	1,106
2011	136	130	-	10	276
2012	140	-	-	-	140
Thereafter	156	-	-	-	156
	$786	$1,158	$1,585	$49	$3,578

The $2.5 million Convertible Debentures issued on July 14, 2006 do not require us to make principal payments, and in the event an amount is outstanding at the end of the term on July 14, 2011, it will automatically convert into our common shares.  Other than the above commitments, and employment agreements with its Chief Executive Officer and Chief Financial Officer, there were no items that significantly impacted our commitments and contingencies.

Liquidity and Capital Resources

At March 30, 2008, we had a cash balance of $437 compared to a cash balance of $429 at December 30, 2007.  Our principal source of cash is the financing of accounts receivable through a third party financial institution whereby substantially all receivables generated from sales to customers are submitted for collection, without recourse.  Generally payments, net of financing fees of approximately 3%, are received within 3-5 business days from the date of submission.  We had working capital deficits at March 30, 2008 and December 30, 2007 of $2,208 and $2,301, respectively.  Included in our accrued expenses at March 30, 2008 and December 30, 2007 are net restructuring charges of $1,026 and $1,051, respectively.  In connection with these accrued charges, we may, from time to time, be in negotiations with vendors to pay reduced amounts which could result in forgiveness of debt income.  On July 14, 2006, we engaged in a financing transaction with the Investors pursuant to which we sold $2,500 Convertible Debentures, with interest at the rate of 10% per annum, and warrants to purchase 5,050,505 shares of common stock at an exercise price of $.495 per share to the Investors.  On February 16, 2007, we issued and sold to one of its existing investors, Dutchess, a $1,750 principal amount Debenture due March 31, 2009 and a warrant to purchase 4,000,000 shares of our common stock, par value $0.001 per share, at an exercise price of $0.25 per share.   We pay monthly interest on the outstanding principal amount of the Debenture at a rate per annum equal to 14%.   On March 17, 2008, we amended the February 16, 2007 Debenture and our February 16, 2007 Warrant issued by us to Dutchess .  The material changes are as follows:

1) The maturity date of the Debenture is extended from March 31, 2009 to March 31, 2010.

2) The interest rate per annum on the Debenture shall increase from 14% to 15% per annum on October 1, 2008, and shall increase to 16% per annum on April 1, 2009.

3) Monthly principal payments on the Debenture have been restructured as follows:

	Original Terms	Amended Terms
3/31/08 – 8/31/08	$35 per month	$20 per month
9/30/08-2/28/09	$70 per month	$35 per month
3/31/09	Remaining unpaid balance	$50
4/30/09-8/31/09	Not applicable	$50 per month
9/30/09-2/28/10	Not applicable	$65 per month
3/31/10	Not applicable	Remaining unpaid balance

4) Under the terms of the amendment, if at the end of any of our quarter end periods as filed with the SEC, we have cash deposits in any accounts, whether bank, brokerage or other accounts (which we refer to as Bank Balance(s)), that exceeds $750, we shall pay to Dutchess twenty percent (20%) of such amounts in excess of $750 but below $2,250; upon such time as we have in excess of $2,250 as a Bank Balance, we shall pay to Dutchess one hundred percent (100%) of such amounts in excess of $2,250.

Prior to the amendment, upon such time as we had in excess of $2,250 as a Bank Balance, we were required to pay to Dutchess one hundred percent (100%) of such amounts in excess of $2,250.

5) As of the date of the amendment, two million Warrants (2,000,000) have fully vested and the remaining two million (2,000,000) unvested Warrants expired.

In addition, we issued to Dutchess one million two hundred and forty thousand (1,240,000) shares of our Common Stock.

We may prepay the Debenture at any time from time to time without penalty and any future financing must first be utilized to repay the then outstanding balance on the Debenture, if any.  The Debenture is convertible at any time, at the option of Dutchess, into shares of common stock at a conversion price equal to the lesser of (i) 75% of the lowest closing bid price of the common stock during the 10 trading days immediately prior to the date that Dutchess sends us a signed conversion notice; or (ii) $0.51 per share.  In September 2007 and during the fourth quarter of 2007, we took actions to reduce expenses by eliminating both operating costs, including employee reductions, as well as reducing the current marketing spend on customer acquisition.

Until such time as additional capital is raised to accelerate our marketing plan, we will focus only on those channels that deliver the highest response rates and incremental profits, thus substantially reducing both marketing expenses and short-term sales growth opportunities.  By executing these cost reductions to substantially reduce our quarterly losses, amending the Debenture as noted above which we anticipate will substantially improve our cash position during the upcoming year, and with our cash balances and our past experience to raise capital to fund our operations we believe that we have the resources to meet our obligations as they become due over the next twelve months.  While we are in process of raising additional capital to allow operations to continue at existing levels, and then further accelerate our marketing spend after such funding is attained, there is no assurance we will be able to raise the required capital.  In the event it takes longer to obtain appropriate funding, or we are unable to obtain such funding, we may need to significantly curtail additional expenses.  At March 30, 2008 we had $3,984 in convertible debt outstanding, gross of debt discount.  During the three months ended March 30, 2008 convertible debt in the amount of $2 was converted to common stock.  We currently have no off -balance sheet financing arrangements.

For the three months ended March 30, 2008, cash provided by operations was $50, as compared to cash used in operations of $693 for the three months ended April 1, 2007.  This was primarily attributable to a net income for the period, adjusted for non-cash items of $10, decreased inventory of $103, increased accounts payable of $52, decreases in prepaid expenses and other assets of $8 and increased taxes payable of $1, offset, in part, by decreased accrued expenses of $61, increased accounts receivable of $44 and decreased deferred revenue of $19.  Our operations are organized to have a cash-to-cash cycle of approximately 30 days.  This is accomplished by paying for inventory to outsourced vendors just prior to shipment to the customer, and maintaining certain levels of inventory on our branded products, and financing the accounts receivable from a third party financial institution or use of major credit card carriers.

For the three months ended March 30, 2008 we made no investments in property and equipment.

For the three months ended March 30, 2008 we made principal payments on our convertible debt in the amount of $40 and made payments under capital leases in the amount of $2.

BUSINESS

The Company

SimplaGene USA, Inc. was incorporated on August 2, 2002 under the laws of the State of Nevada.  We were formed to market hepatitis B virus genetic data gathered by Ningbo SimplaGene Institute, a Chinese research institute, to pharmaceutical firms and research organizations.  In November 2005, the U.S. based management of SimplaGene USA, Inc. discovered that Ningbo SimplaGene Institute had substantially curtailed its business and sold a number of its assets, including a substantial portion of its blood samples.  As a result of these developments, the marketing agreement with Ningbo SimplaGene Institute was terminated and we did not have access to any saleable product, as anticipated in our initial business plan.  Management then determined that it was in the best interests of our shareholders, to abandon our initial business plan and seek an opportunity to participate with the available remaining resources in another to-be-determined business venture which management believed has the appropriate potential for being successful.  On the Closing Date, pursuant to the Merger Agreement, we acquired, through the Merger of Merco with and into NCPH, all of the NCPH Capital Stock.  Upon completion of this transaction, the former NCPH shareholders and NCPH’s financial advisor acquired approximately 93.5% of our issued and outstanding shares of $0.001 par value common stock.  This transaction constituted a change in control of our company.  Accordingly, in connection with the change of control, Paul A. Roman, Chairman of the Board and Chief Executive Officer of NCPH, became our Chairman of the Board and Chief Executive Officer, Thomas McNeill, Vice President, Chief Financial Officer and a director of NCPH, became our Vice President, Chief Financial Officer and one of our directors, and Richard Gray, a director of NCPH, became one of our directors.  Craig Laughlin was our sole officer and director prior to this transaction and resigned at the Closing Date.  Mr. Laughlin was also our majority stockholder immediately prior to the Closing Date.

On September 8, 2006, our stockholders, upon the recommendation of our Board of Directors, approved an amendment to our Articles of Incorporation to change our name from “SimplaGene USA, Inc.” to “Dinewise, Inc.”  We filed the Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada on September 15, 2006.

General

We are a multi-channel direct to consumer retailer of branded, prepared, premium quality frozen proteins (such as beef, chicken, pork and fish), meals, soups, appetizers and deserts.  We market through multiple channels, including direct mail, catalog, print, public relations, e-retailing and through our inbound, outbound call center.

NCPH is a Delaware corporation established in 2001.  We own 100% of Colorado Prime Corporation, a company originally established in 1959 to provide in-home “restaurant quality” beef shopping services throughout the United States.  Prior to our reorganization in 2003, NCPH had a direct sales force in 33 states with 55 offices.  Due to a rapid over-expansion of the core business and other non-core business activities, we experienced financial difficulties leading to a strategic reorganization in 2003.  To generate cash to fund our operations and to repay our then principal lenders, we sold our accounts receivable at a significant discount.  In addition, we restructured our operations and closed down our direct to consumer sales and telemarketing operations which included closing all offices outside of our corporate office and all distribution routes.  We terminated approximately 930 employees nationally.  These actions allowed us to satisfy all of our outstanding obligations under our then-existing credit facility.

Under our new business model, we no longer collect our own accounts receivable, a function that we outsourced to Shoppers Charge Accounts Co., a division of TD Banknorth.  In addition we can receive customer payments by use of any major credit card.  Over the last two years, we have (i) returned to our core competency of providing a quality, value-added product, (ii) restructured our operating business to improve cash flow by emphasizing expense control, eliminating overhead, closing offices, and exiting non-core businesses, and (iii) re-established and expanded our marketing channels.

To capitalize on changing consumer lifestyles and trends, we recognized a market opportunity to reposition our business through a prepared meals product offering that would satisfy the increasing demands of a time constrained population.  As a result, during 2005 the Dinewise® brand was created to serve this market by attracting new customers through multi-channel media which includes catalogues, e-commerce and strategic alliances, as well as existing customer referrals.  Dinewise® is a direct-to-consumer gourmet home meal replacement provider.  Dinewise® targets lifestyle profiles, i.e. busy moms, singles, retirees, seniors, and working couples, as well as health profiles including diabetic, heart smart, low carbohydrate, low calorie, and weight loss.

We have positioned our Dinewise® brand as the solution for time-constrained but discerning consumers focused on satisfying every member of the family by offering a broad array of the high quality meal planning, delivery, and preparation services.  Products are customized meal solutions, delivered fresh-frozen directly to the home.  Using the efficiency, exposure and reach of the Internet and other direct marketing channels, Dinewise® capitalizes on consumers’ emerging need for convenient, simple, customized solutions for home meal planning and preparation that satisfies the consumers’ health and lifestyle needs with ready-to-eat, ready-to-heat, or ready-to-assemble hot or cold meals or entrees.

We have identified the diet market as an opportunity to mirror our premium frozen prepared meals and our meal planning services.  Trained nutritional consultants are available to answer questions, custom design, and recommend a meal plan to help each customer achieve their individualized or family taste preferences.  Our website, www.dinewise.com, provides customers the flexibility of ordering products 24 hours a day, seven days a week.  Customers can either choose from our gourmet prepared food meals in pre-set packages ranging from $199 - $499, or customize their orders to their own particular preferences.  We ship orders directly to our customers in 48 states through our contracted third-party fulfillment providers.

We are also a direct marketer of gourmet prime cut proteins such as filet mignon, rack of lamb, rib roast, chicken cordon bleu, jumbo shrimp, tuna steaks and lobster tails.  Our products are flash frozen in waste free, safe, and portion controlled packaging.  We also offer hors d’oeuvres, desserts and other complimentary items, such as our “kitchen indispensable” housewares line.  We have grown our offerings from just beef to an assortment of approximately 125 prime cut proteins, 225 assorted vegetables, soups, appetizers, desserts and other meals accents.  In addition, with our new branded proprietary Dinewise® product line, we have expanded our offerings to include approximately 100 gourmet prepared meals and meal compliments, with approximately 5,000 various meal combinations.

Products

Our assortment of approximately 125 prime cut proteins such as filet mignon, rack of lamb, rib roast, chicken cordon bleu, jumbo shrimp, tuna steaks and lobster tails, and 225 assortments of vegetables, soups, appetizers, desserts and other meal accents is complemented by our new branded proprietary Dinewise® product line that offers approximately 100 gourmet prepared meals and meal complements, with approximately 5,000 meal combinations.  With our unique Mix & Match customized meal builder software, Dinewise® provides its customers more choice than other online food sites in our marketing space.  Dinewise® products include:

Prepared Meals
Chef Selections

Chef Dana McCauley, our executive chef and member of our Advisory Board, as well as food editor for Gardening Life Magazine was engaged to craft a selection of complete meals, ensuring that each entrée is perfectly balanced for peak flavor. Examples include:

•

Herbed Salmon w/Butternut Squash & Broccoli & Red Peppers

•

Beef Top Blade w/Roasted Potatoes & Asparagus

•

Rack of Lamb w/Red Skin Mashed Potatoes & Snap Peas & Carrots

•

Stuffed Cajun Pork Chop w/Apple Pecan Stuffing & Baby Carrots

Complete Cuisine

Chef-prepared Complete Cuisine Meals are complete meals individually packaged in microwaveable containers. The traditional "comfort food" menu is children-friendly and they have been very popular as office lunches.

	Minute Pastas	Minute Pastas have the sauce baked into the fiber of each individual piece of pasta.
Family Style

The chef-prepared entrées, sides, and vegetables are available in convenient, single serving quantities of four. These same entrées, sides, and vegetables are available as Mix & Match/ a la carte offerings.

Meal Accents
	Appetizers/ Soups	Such as: • Mini Chicken Wellingtons • Spanakopita • Crab Cakes, Maryland Style • Cream of Asparagus with Lobster
	Gourmet Desserts	Such as: • Chocolate Souffle • Single Serving Wildberry Charlotte
Meal Solutions
	Meal Plans	$199 Combo Plan $199 Mix-n-Match Plan $299 Value Plan $299 Favorites Plan $299 Gourmet Plan $399 Value Plan $399 Favorites Plan $399 Gourmet Plan $499 Combo Plan $499 Mix-n-Match Plan
Nutritional Foods
	Diet Mix & Match	We offer foods that meet the qualifications for diabetic and other nutrient specific needs such as low fat, low carb, or low calorie. These items are available on an a la carte basis.
Diet Friendly

Using the same offerings as the Diet Mix & Match offer, DineWise® also offers meal plans based on 1,300-1,500, 1,600-1,900, and 2,000-2,300 Calories. Qualitative information/links include daily nutritional needs calculators as well as access to a registered dietician consultation.

Housewares	Kitchen Indispensables

We offer our “kitchen indispensables”, a high-end (SRP) complementary houseware line.  The housewares category affords DineWise® the opportunity to expand its online advertising and to create more web traffic to its site.

Freezers

To facilitate product purchasing, we offer freezers in three sizes: five cubic feet (5 ft3), fourteen cubic feet (14 ft3), or twenty one cubic feet (21 ft3) through its national service relationship with Sears.

Gifts & Gift Certificates		Gift certificates or any of the above items can be sent as gifts for weddings, bridal showers, baby showers, new parents, corporate occasions, newlyweds, single moms/dads, or to college students.

Product Development

In addition to an advisory board consisting of an executive chef, a nutritionist and a registered dietician, DineWise® leverages the expertise of leading third party food developers with proven commercial success.  These relationships support the ongoing development of nutritionally correct products that meet the ongoing dieting and healthy eating needs of the consumer, as well as high quality gourmet and fine dining products. Areas of future product development include organic and ethnic food offerings.  All of our foods are evaluated for nutrition and compliance with our programs, using taste test panels.  We continually evaluate the latest technologies in microwave packaging, and the improvements in taste and preparation are constantly being monitored. Further, we engage consulting firms and work directly with packaging vendors to evaluate and test the latest developments. We are working with the latest functional food and ingredients that replace fat and salt and improve the nutritional value of our food and continue to evaluate new products world-wide for import, private label or exclusive distribution.

Distribution Methods

Consumers can place orders twenty-four (24) hours a day, seven (7) days a week, via a toll-free call or the Internet, and charge their orders to any major credit card, or with a company-offered credit program.  Our outsourced supply and fulfillment vendors ship directly to the consumer’s home (or other designated shipping address) within 48 states from their state-of-the-art fulfillment centers.  Coolers are shipped with dry ice to insure that contents arrive frozen at the customer’s convenience, and provide attractive, branded, private label express delivery to the consumer’s home within two-to-three days of placing their order.

Growth Strategy

Our strategy for Dinewise® is to become the leading direct-to-consumer provider of upscale home meal replacement solutions by delivering superior customer satisfaction in terms of taste, nutritional content, variety and convenience, while significantly reducing customer acquisition costs and generating attractive profit margins. Initiatives to accomplish this objective center on our core competencies of customer shopping convenience, meal planning, sourcing gourmet food products, home delivery of perishable foods, and high reorder customer satisfaction trends. Further, we intend to expedite this organic growth through potential acquisitions of companies with strategic products, distribution channels, Internet reach, or prepared product manufacturers.

Using the efficiency, exposure and reach of the Internet and other proven direct marketing channels, we will strive to capitalize on consumers’ growing need for convenient, customized solutions that satisfy their health and lifestyle needs with ready-to-eat, ready-to-heat, or ready-to-assemble hot or cold meals or entrees.

To address its growth opportunities we have positioned our brand, Dinewise®, as the solution for time-constrained but discerning consumers focused on satisfying every member of the family by offering a broad array of the highest quality prepared meals, along with value added services like meal planning, one stop shopping and preparation services, as well as nutritional consultation. Products are customized meal solutions, delivered fresh-frozen directly to the home. Along with the tag line of “rethink meals”, Dinewise® communicates our broad offering and brand positioning, and speaks to the markets we have targeted.

The future growth of Dinewise® is expected to be generated from more effective customer acquisition, retention, and use of prospect databases.  We expect to generate new revenue streams by providing several channels to purchase products without a large purchase commitment.  Our marketing objective is to appreciably increase our user base, while significantly reducing customer acquisition costs generating attractive profit margins.

We have identified a gap in the diet market and believe premium, fully prepared, fresh frozen foods will be a competitive advantage.  Trained nutritional consultants are available to answer questions, custom design, and recommend a meal plan to help each customer achieve their individualized or family taste preferences.  We have launched a weight management system in the first quarter of 2007.  The Dinewise® Diet Plan is based on portion-controlled, premium prepared, frozen meals. Our plan consists of complete prepared meals and prepared a la carte portions that are designed to be low calorie, low fat, contain complex carbohydrates and low sodium. Customers are able to choose one of our pre-set food packages or customize their order. To promote our brand, we expect to market our weight management system through multiple media channels, which may include television, print, direct mail, Internet and public relations.

Other areas of growth include gifting, both personal and business to business, corporate wellness plans and expanded product lines to include organic, vegetarian, ethnic, kids and seniors market with a value priced variety of monthly plans.

Markets

U.S. consumers spend $1 trillion per year on food consumption (according to the U.S. Bureau of Statistics) and are increasingly seeking fresh, quick, convenient and healthy ways to prepare meals at home as a result of heightened concern over personal wellness. Providers of fresh prepared foods (supermarkets and restaurants) respond to this need by providing nutritious products that require reduced meal preparation time. A study by the NPD Group, a provider of global sales and marketing data, found that 70% of consumers do not plan dinner until dinnertime, causing more people to choose convenient meal solutions.  Our long-term product development and marketing plans are based on our belief that over time individuals and corporations are becoming more aware of the negative health and financial consequences of being overweight and, therefore, will focus not only on weight loss but also on healthy weight maintenance.

We have a multi-channel reach with few demographic restrictions, currently marketing in 48 contiguous U.S. states.

Currently, Dinewise® targets the high end of the Home Meal Replacement / Direct To Consumer food market.  This “mass affluent” group includes twenty three million households with incomes of $75,000 or more. Fast food chains such as SUBWAY serve the “mass-market” segment of HMR.

Our primary targets are (i) dual income families with children (ii) busy professionals, (iii) time-starved couples and individuals who appreciate fine cuisine, and (iv) those seeking quick, easy, quality foods and prepared meals. Dinewise ® also targets niche markets such as (i) diabetics and their families, (ii) health conscious, (iii) branded diet followers, and (iv) temporarily and permanently homebound consumers and their caregivers.  A secondary target is gifting—both personal and corporate which is a natural extension of our focus.

Targeted consumers represent a proven market for home meal replacement and direct-to-consumer marketing as they (i) value convenience and variety, (ii) are concerned with portion size, (iii) have a high interest in caloric and nutritional content, and (iv) represent a significant portion of the population with the purchasing power to provide a strong volume base for Dinewise ®. These targeted groups, which include single urban professionals, empty nesters, and caregivers to the elderly, can readily access Dinewise ® products through convenient online or offline access.

Sales & Marketing

2005 was focused on investing in the Dinewise® brand and beta testing.  In the second quarter of 2006 we re-launched the brand.  During 2007 and into 2008 we continue to refine the brand, products, and customer base creation and retention. We have initial plans to partner with circulation and content rich partners on a variable cost basis, helping control expenses. Along with this business development relationship or “storefront”, we have additionally initiated both on and offline traditional media and promotional strategies.

•

Online Advertising – Our online advertising strategy includes the use of keyword search terms, natural search and search engine optimization, email newsletters and target emails primarily to its own or partners’ email database.  We also place online banner advertising through affiliate programs that compensate advertisers on a cost-per-customer acquired basis.

•

Offline Advertising – Offline advertising is used to encourage qualified customers to either call a certified nutritionist or access our website increasing online or telephone availability awareness.  Once properly capitalized, we expect to reach our target audience through a combination of direct response television, print and catalog requests, as well as “ride along” supplemental advertising.

Our in-house call centers enable us to retain greater control of the quality, timeliness and cost of fulfilling product orders over other marketers who outsource fulfillment services to unrelated contractors. Through our toll-free numbers, customers place orders, request catalogs or make merchandise and order inquiries. Customers generally have access to real-time product availability information and are able to select a desired receipt date at the time of order. Our experienced customer service representatives are an integral part of our business.  We hire, train and retain customer-friendly customer service agents to answer telephone and email inquiries, to offer online customer service and to provide prompt attention and helpful information in response to our customers’ inquiries. In addition, to provide our callers access to our customer service agents quickly as well as 24/7, we have extended our call center to an outsourced company during the end of 2006.  Our representatives are knowledgeable about our products and are encouraged to upsell additional complementary products.

In 2006 we have initiated a cross marketing campaign to our Colorado Prime Foods customers with our new branded Dinewise® product line.  And as new Dinewise® customers are acquired, we will also be able to offer the wide array of frozen unprepared products and meal complements as well.  Given our wide customer base and direct to consumer reach, it has no financial reliance on any one customer.

Suppliers

Currently, our order fulfillment is handled by two contracted outsourced providers.  In order to meet our high quality standards for product creation and development, current fulfillment providers are directed to purchase from approximately 85 vendors. They, then assemble, pick, pack, and fulfill orders for final delivery by FedEx ground or air from orders that are received online, by phone or mail, and digitally transmitted through our order fulfillment software.

Competition

In the Direct To Consumer/ Home Meal Replacement market our competition is limited to a few small competitors and some larger companies such as Omaha Steaks and Schwanns, which have significantly greater financial, technical, sales and marketing resources than we do. We believe, however, there is no company that offers the breadth, depth and customization of products and services that we do for both the DTC/HMR and diet markets.

In the Direct To Consumer weight loss food product market the competition is limited to a few small companies, as well as Jenny Craig, e-Diets, NutriSystem and Zone Chef.

We believe our competitive advantage is a superior consumer value proposition that is inclusive of both premium, non-dietary products, as well as premium diet / healthy offerings.  Our customers may choose from a large selection of fresh frozen meals and meal components that allow them to dine without the pressure of refrigerated shelf life exposure.  Our premium offering is a higher quality than usually found competitively.  We also believe our competitive strength is customization based on individual or family requirements and preferences, along with portion-control that adds to an excellent customer value proposition.

Our core competencies include:

•

Quality – Dinewise® offers gourmet, restaurant-quality meals to the individual or family. Working with product development specialists Dana McCauley & Associates and a nutritionist, Dinewise® is continually developing nutritionally sound products that meet the ongoing dieting and healthy eating needs of the consumer.

•

Choice – We offer over 5,000 gourmet meal combinations through our unique mix-and-match automated ordering system.  In addition to these meal plans, we offer premium desserts, appetizers and soups, giving us the ability to market to singles, busy couples with children, seniors, diabetics, as well as diet conscious consumers.

•

Convenience – Phone, Internet, live chat, catalogue, person-to-person, whichever venue a customer prefers, is available to place an order.  Once delivered, the fresh frozen aspect of the program allows the consumer to eat the food when they want, they do not have to worry about spoilage and the entrees are always at their peak freshness.

•

Safety – As food safety is always important, Dinewise® products are sourced from a “food chain insured” supervisory umbrella of all agency protocols.  All products are flash frozen to maintain their flavor, vitamins and overall color and consistency.  Flash freezing provides for a longer shelf life and is generally viewed as a superior process versus traditional freezing techniques.

Based upon the above factors, we believe we can compete effectively in the Direct To Consumer/Home Meal Replacement and diet markets.  We, however, have no control over how successful competitors will be in addressing these factors.

Employees

As of , May 31, 2008, we had 16 employees; 10 in sales, marketing and customer service, 4 in finance, administration, information systems and operations, and 2 executive officers.    None of our employees are represented by a labor union, and we consider relations with our employees to be good.

Properties

We lease approximately 5,330 square feet in Farmingdale, New York, which houses the corporate headquarters and all business functions.  The lease term expires on January 31, 2014, and had an annual base rent of approximately $126,000 for the year ended December 30, 2007.  We believe this facility is adequate to meet its current and future operating needs.

Legal Proceedings

We are not currently a party to any material legal proceedings.  We may become from time to time involved in legal proceedings in the ordinary course of business.  We may not be successful in defending these or other claims.  Regardless of the outcome, litigation can result in substantial expense and could divert the efforts of our management.

MANAGEMENT

The following table sets forth the name, age and position of each of our executive officers and directors:

Name	Age	Description	Position(s) with the Company
Paul A. Roman	57	Executive Officer and Director	Chairman, President and Chief Executive Officer
Thomas McNeill	45	Executive Officer and Director	Vice President, Chief Financial Officer and Director
Richard Gray	52	Director	Vice President Business Development, Chief Marketing Officer and Director

Paul A. Roman has served as the Chairman of our Board and as our Chief Executive Officer since June 1999.  From 1990 to 1998, Mr. Roman was President of Rollins Protective Services, a division of Rollins, Inc. (NYSE: ROL), a leading provider of electronic security services for commercial and residential alarm customers throughout the United States, prior to that company’s sale to Ameritech, a regional Bell operating company.  From 1987 to 1990, Mr. Roman was Managing Director of LVI, a Los Angeles based advisory firm specializing in mergers and acquisitions, financing, and various general management assignments for service companies with contracted recurring revenue streams.

Thomas McNeill has served as our Vice President and Chief Financial Officer since April 19, 2006.  Previously he was corporate Secretary of Global Payment Technologies Inc. (which we refer to as GPT), a Nasdaq NMS technology company, from March 1997 until April 2006, and was Vice President and Chief Financial Officer of GPT from September 1997 until April 2006.  From October 1996 to September 1997 he served as Controller of GPT. From March 1995 through October 1996, Mr. McNeill was Director of Finance for Bellco Drug Corp., a pharmaceutical distribution company. From January 1991 through August 1992 he was Controller and from August 1992 to May 1994 he was Vice President of Operations for the Marx & Newman and Co. division of United States Shoe Corporation, a manufacturer and distributor of women’s footwear.  Mr. McNeill is a Certified Public Accountant.

Richard Gray has been Vice President Business Development & Chief Marketing Officer since October 2003 on a consulting basis.  His background consists of twenty-five years of general management, operations and marketing experience.  In 1979 Mr. Gray sold his healthcare company to W.R. Grace, continuing on to do mergers, acquisitions, joint ventures and licensing agreements for Chemed, a wholly-owned subsidiary of W.R. Grace.   He possesses broad experience in direct marketing with detailed knowledge of effective lifetime customer value strategies and integrated multi-channel programs.  Prior to joining us, he has consulted in all areas of direct-to-consumer marketing and sales of perishable foods including: Atkinsnutritionals.com, Balduccis.com, and Vitamins.com.

Audit Committee

Our Board of Directors acts as our Audit Committee.  Our financial expert is deemed to be Mr. McNeill, our Vice President and Chief Financial Officer.  As he is an executive officer, he is not deemed independent.  As our cash resources improve, we will evaluate the composition and independence of our Audit Committee.

EXECUTIVE COMPENSATION

The following table sets forth for the years ended December 30, 2007 and December 31, 2006 the compensation awarded to, paid to, or earned by, our Chief Executive Officer and our other most highly compensated executive officer whose total compensation during the year ended December 30, 2007 exceeded $100,000.  Certain columns were excluded as the information was not applicable.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	All other Compensation	Option Awards ($) (2)	Total $
Paul A. Roman, President, CEO and Chairman of the Board	2007	$350,000		-	$12,000	-	$362,000
	2006	$350,000		-	$12,000	-	$362,000

Thomas McNeill, VP and CFO	2007	$215,000		-	-	$127,000	$342,000
	2006	$149,000	(1)	-	-	$16,000	$165,000

(1) Effective April 17, 2006, we hired Thomas McNeill as its Vice President and Chief Financial Officer.

(2) Represents the compensation costs of stock options for financial reporting purposes under FAS 123R, rather than an amount paid to or realized by the Named Executive Officer.

On September 1, 1998, we entered into an employment agreement with Paul A. Roman.  Pursuant to the agreement, Mr. Roman receives a base salary of $350,000 and is eligible for year-end bonus awards based upon individual performance and the achievement of specified financial and operating targets.  The employment agreement further provides a non-competition agreement for a period of two years following termination for Good Cause (as defined in the agreement) and for a period of one year following termination without Good Cause.  If we terminate Mr. Roman without Good Cause, he has the right to receive his base salary for one year from the date of termination and any other benefits to which he would otherwise be entitled.  If Mr. Roman terminates his employment with us for good reason, as that term is defined in the employment agreement, he has the right to receive his base salary for one year from the date of termination, any other benefits to which he would otherwise be entitled and any incentive bonus award earned and due, pro rated through the date of termination.

On April 17, 2006, we entered into an employment agreement with Thomas McNeill.  Pursuant to the agreement, Mr. McNeill receives a base salary of $215,000 and is eligible for year-end bonus awards based upon individual performance and the achievement of financial and operating targets.  If we terminate Mr. McNeill without Good Cause, he has the right to receive his base salary for one year from the date of termination and any other benefits to which he would otherwise be entitled.  In the event of a change of control, Mr. McNeill has the right to receive 1.5 times his base salary and any other benefits to which he would otherwise be entitled for a period of twelve months.  As of December 30, 2007, the fair value of unvested options that would vest upon change of control was $126,000.

The following table sets forth the individual grants of stock options made during the year ended December 30, 2007 to our Chief Executive Officer and our other most highly compensated executive officer whose total compensation during the year ended December 30, 2007 exceeded $100,000.  Certain columns were excluded as the information was not applicable to us.  There can be no assurance that the Grant Date Fair Value of Option Awards will ever be realized.  The amount of these awards that were expensed are shown in the Summary table above.

Grant of Plan Based Awards

Name and Principal Position	Grant Date	All other Option Awards-Numbers of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock Option Awards ($)
Paul A. Roman, President, CEO and Chairman of the Board	N/A	N/A	N/A	N/A

Thomas McNeill, VP and CFO	N/A	N/A	N/A	N/A

Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price	Option expiration date
Paul A. Roman	-	-	-	-
Thomas McNeill	975,000	975,000	$.495	Nov. 12, 2013

On November 13, 2006, the Board of Directors granted Mr. McNeill 1,950,000 non-qualified stock options which vest 50% on the first and second anniversaries of the grant date, and are fully exercisable on November 12, 2008.

Compensation of Directors

No board members received compensation in any form for their services as board members.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our equity securities as of   May31 , 2008 by:

•

each security holder known by us to be the beneficial owner of more than 5% of our outstanding securities;

•

each of our directors;

•

each of our executive officers; and

•

all directors and executive officers as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Dinewise, Inc., 500 Bi-Country Boulevard, Suite 400, Farmingdale, NY 11735.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Outstanding Shares
Dutchess Private Equities Fund, Ltd (2)	15,682,458	33.5%
MacKay Shields, LLC (3)	11,436,057	35.3%
Trust Company of the West (4)	4,276,203	13.2%
Paul A. Roman	4,020,069	12.4%
Golden Tree Master Fund, Ltd. (5)	2,845,712	8.8%
Crusader Securities, LLC (6)	1,794,500	5.5%
Thomas McNeill	975,000	2.9%
Richard Gray	250,000	0.8%

All directors and executive officers as a group (3 persons)	5,245,069	15.6%

(1)

A person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof.  Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

 (2)

Notwithstanding the number of shares of common stock shown as beneficially owned by Dutchess, Dutchess may not at any time beneficially own more than 4.99% of our issued and outstanding shares.  Includes (i) 9,011,085 shares of common stock issuable upon conversion of the 2006 Debentures and the exercise of the 2006 Warrants, (ii) 3,431,373 shares of common stock issuable upon the conversion of the 2007 Debenture and (iii) 2,000,000 shares of common stock issuable upon the exercise of the 2007 Warrants.  The address for Dutchess is 50 Commonwealth Avenue, Suite 2, Boston, Massachusetts  02116.

(3)

We have been advised by shareholder that the pecuniary interests in these shares are held by a number of clients for which MacKay Shields LLC has discretionary investment management authority.  Certain of such clients have granted MacKay Shields LLC the authority to vote 11,199,417 of such shares.  The address for MacKay Shields, LLC is 9 West 57th Street, New York, New York 10019.

(4)

The shares are beneficially held of record by SHOP II and SHOP IIB.  The investment advisor authorized to vote securities for SHOP II is TCW Investment Management Company (which we refer to as TIMCO) and the investment manager for SHOP IIB is TCW Asset Management Company (which we refer to as TAMCO).  We have been advised by the shareholder that the Boards of Directors of TIMCO and TAMCO have voting and investment authority for their respective funds.  The address for Trust Company of the West is 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(5)

We have been advised by the shareholder that Golden Tree Asset Management, LP is the investment manager of the shareholder.  The address for Golden Tree Master Fund, Ltd. is 300 Park Avenue, 21st Floor, New York, New York 10022.

(6)

The address for Crusader Securities, LLC is 230 Park Avenue, New York, New York 10169.

SELLING SHAREHOLDERS

This prospectus relates to the resale from time to time of up to a total of 37,064,726 shares of our common stock by the selling shareholders identified in this prospectus.   In connection with the Merger we issued to the selling shareholders 27,289,141 shares of the common stock covered by this prospectus.  An additional 900,000 shares of common stock covered by this prospectus were owned by our former sole officer and director prior to the Merger.  As described under “Prospectus Summary” above, 9,011,085 shares of common stock covered by this prospectus are issuable upon exercise of the 2006 Warrants and conversion of the 2006 Debentures.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders as of   May31 , 2008, the number of shares of common stock being offered by the selling shareholders, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder’s percentage ownership of our common stock if all the shares in the offering are sold.  The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time.  However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately under this prospectus.  To prevent dilution to the selling shareholders, the following numbers may change because of adjustments to reflect stock splits, stock dividends or similar events involving our common stock.

Selling Shareholders	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock to be Sold	Shares of Common Stock Beneficially Owned After Offering if All Shares are Sold
	Number of Shares	Percentage of Class Owned		Number of Shares	Percentage of Class Owned
Dutchess Private Equities Fund, Ltd.	15,682,458(1)	33.5%	9,011,085	6,671,373	17.1%
MacKay Shields LLC (2)	11,436,057	35.3%	11,436,057	0	*

Trust Company of the West (3)	4,276,203	13.2%	4,276,203	0	*

Paul A. Roman (4)	4,020,069	12.4%	4,020,069	0	*
Golden Tree Master Fund, Ltd. (5)	2,845,712	8.8%	2,845,712	0	*
Crusader Securities, LLC (6)	1,794,500	5.5%	1,794,500	0	*
AIG Global Investment Corp. (7)	1,520,317	4.7%	1,520,317	0	*
Craig Laughlin (8)	900,000	2.8%	900,000	0	*
21st Century Associates, LLC (9)	220,000	*	220,000	0	*
Marc Rosen (10)	141,630	*	141,630	0	*
Ken Saccente (11)	141,206	*	141,206	0	*
Larry Pearl (12)	139,078	*	139,078	0	*
Virginia Drumm (13)	139,078	*	139,078	0	*
Jean Fitzgerald (14)	139,078	*	139,078	0	*
Terry Kefalas (15)	139,078	*	139,078	0	*
Tiffany Valo (16)	100,000	*	100,000	0	*
Anschutz Foundation (17)	98,925	*	98,925	0	*
Chris Massaqlia (18)	2,541	*	2,541	0	*
Rich Mosback (19)	169	*	169	0	*

Total	43,736,097	93.4%	37,064,726	6,671,373	17.1%

____________________

*

Less than 1%

 (1)

Notwithstanding the number of shares of common stock shown as beneficially owned by Dutchess, Dutchess may not at any time beneficially own more than 4.99% of our issued and outstanding shares.  Includes (i) 9,011,085 shares of common stock issuable upon conversion of the 2006 Debentures and the exercise of the 2006 Warrants, (ii) 3,431,373 shares of common stock issuable upon the conversion of the 2007 Debenture and (iii) 2,000,000 shares of common stock issuable upon the exercise of the 2007 Warrants.

(2)

We have been advised by the selling shareholder that the pecuniary interests in these shares are held by a number of clients for which MacKay Shields LLC has discretionary investment management authority.  Certain of such clients have granted MacKay Shields LLC the authority to vote 11,199,417 of such shares.  J. Matthew Philo of MacKay Shields LLC has voting power with respect to these shares. The selling shareholder is an affiliate of broker-dealers.

(3)

The shares are beneficially held of record by SHOP II and SHOP IIB.  The investment advisor authorized to vote securities for SHOP II is TIMCO and the investment manager for SHOP IIB is TAMCO.  We have been advised by the selling shareholder that the Boards of Directors of TIMCO and TAMCO have voting and investment authority for their respective funds. The selling shareholder is an affiliate of broker-dealers.

(4)

Mr. Roman is our Chairman, Chief Executive Officer and President.

(5)

We have been advised by the selling shareholder that Golden Tree Asset Management, LP is the investment manager of the selling shareholder and, through intermediate entities, Steven Tananbaum exercises voting power with respect to these shares.

(6)

We have been advised by the selling shareholder that Blair A. West has voting power with respect to these shares. The selling shareholder is a broker-dealer.

(7)

We have been advised by the selling shareholder that Chris Cramer has voting power with respect to these shares.

(8)

Mr. Laughlin is our former sole officer and director and resigned from these positions as of July 14, 2006.

(9)

We have been advised by the selling shareholder that J. Michael Valo has voting power with respect to these shares.

(10)

Mr. Rosen was our Vice President of Sales until September 2007.

(11)

Mr. Saccente was our Vice President of Operations until November 2007.

(12)

Mr. Pearl was our Director of Marketing until April 2005.

(13)

Ms. Drumm was our Controller until November 2007.

(14)

Ms. Fitzgerald is our Executive Assistant.

(15)

Mr. Kefalas is our Vice President of Logistics and Product Management.

(16)

Ms. Valo is a transferee of 21st Century Associates, LLC.

(17)

We have been advised by the selling shareholder that M. LaVoy Robison has voting power with respect to these shares

(18)

Mr. Massaglia is our Sales Representative.

(19)

Mr. Mosback is our Director of MIS.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on the trading market or any other stock exchange, market or trading facility on which our shares of common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

any other method permitted pursuant to applicable law; or

•

under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Paul A. Roman, our Chief Executive Officer, Thomas McNeill, our Chief Financial Officer and Richard Gray, our Chief Marketing Officer have each agreed,  in a Leak-Out Agreement with Dutchess (each of which we refer to as a Leak-Out Agreement) not to publicly or privately offer to sell, contract to sell or otherwise sell, dispose of, loan, gift, donate, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exchangeable into our common stock, until the earlier of July 14, 2009 or such time as the Debentures are no longer outstanding, except, with certain qualifications, as described in this paragraph.  Each week, each of these three executives will have the right to effect open market sales of our common stock in an aggregate amount equal to 1.00% of the total weekly volume in our common stock for the prior week ended.   If the price of our common stock increases beyond $2.25, such employees will be able to sell shares of our common stock in aggregate amounts ranging from 2.5% to 3.5% of the total weekly volume in our common stock for the prior week ended based upon the then-current share price of our common stock.  These three executives will be permitted to sell an unlimited number of shares at any time the price of our common stock exceeds $4.35 per share.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of our common stock or interests therein, the selling shareholders (other than Dutchess) may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling shareholders (other than Dutchess) may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling shareholders (other than Dutchess) may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

RELATED PARTY TRANSACTIONS

During fiscal 2007, Arich, Inc., for which Mr. Gray is the sole owner, received remuneration for Mr. Gray's services as our Vice President Business Development and Chief Marketing Officer in the amount of $60,000, and received 500,000 stock options granted on November 13, 2006 at a grant price of $.495 which vest 50% on each of the first two anniversary dates, and are fully exercisable on November 12, 2008.  The options expire on November 12, 2013.

On March 17, 2008, we entered into an agreement with Dutchess, which is the beneficial owner of more than 5% of our outstanding common stock, whereby we amended the 2007 Debenture and the 2007 Warrant to extend the maturity date on the 2007 Debenture, increase the interest rate payable on the 2007 Debenture, modify the monthly principal payments on the 2007 Debenture, cancel certain of the 2007 Warrants, and issued to Dutchess 1,240,000 shares of our common stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share.  As of M a y 31 , 2008, we had 32,378,915 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.  The following discussion summarizes our capital stock.  This summary is not complete and you should refer to our articles of incorporation and our bylaws, which have been filed as an exhibit to our registration statement of which this prospectus forms a part.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock.  As of May 31 , 2008, there are no shares of preferred stock issued and outstanding.  Our preferred stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by our board of directors.  Our board of directors is expressly authorized to fix:

•

Voting rights;

•

The consideration for which the shares are to be issued;

•

The number of shares constituting each series;

•

Whether the shares are subject to redemption and the terms of redemption;

•

The rate of dividends, if any, and the preferences and whether such dividends shall be cumulative or noncumulative;

•

The rights of preferred stockholders regarding liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of our Company; and

•

The rights of preferred stockholders regarding conversion or exchange of shares for another class of our shares.

The availability of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging takeover proposals, and the issuance of preferred stock could have the effect of delaying or preventing a change in control of us not approved by the board of directors.

Convertible Debentures and Warrants

Debenture Agreements with Dutchess

On the Closing Date, we entered into a Debenture Agreement with Dutchess pursuant to which we agreed to sell to Dutchess an aggregate of $2,500,000 of our 2006 Debentures and 2006 Warrants.  $1,250,000 was funded immediately and the remaining $1,250,000 was funded upon the filing of the registration statement of which this prospectus is a part.

The 2006 Debentures bear interest at a rate of 10% per annum, payment of which shall commence on August 1, 2006 and continue monthly thereafter.  Interest is payable in cash or shares of our common stock at the election of Dutchess.  Dutchess may convert the unpaid face value of, plus the accrued interest (if not paid in cash) on the 2006 Debentures, into our common stock at any time at the lesser of (i) $.495 or (ii) eighty percent (80%) of the lowest closing bid price on our common stock during the ten (10) trading days immediately preceding the receipt by us of a notice of conversion by Dutchess (which we refer to as Conversion Price).

In connection with the issuance of the 2006 Debentures, we issued to Dutchess warrants to purchase 5,050,505 shares of common stock at an exercise price of $.495 per share.  The 2006 Warrants may be exercised for a period of seven years and the exercise price is subject to antidilution provisions.

We are required at all times to reserve sufficient shares for full conversion of the and exercise of the 2006 Warrants.  If an event of default occurs, as defined in the 2006 Debentures, Dutchess may exercise their right to increase the face amount of the 2006 Debenture by three percent (3%) as an initial penalty and by three percent (3%) for each subsequent event of default.  In addition, Dutchess may exercise their right to increase the face amount by two-and-a-half percent (2.5%) per month to be paid as liquidated damages, compounded daily.

On the February 16, 2007, as amended on March 17, 2008, we entered into another debenture agreement with Dutchess pursuant to which we sold to Dutchess the 2007 Debenture and 2007 Warrants.   The 2007 Debenture bears interest at a rate of 14% per annum, increases to 15% per annum on October 1, 2008, and increases to 16% per annum on April 1, 2009, payment of which commenced on March 31, 2007 and continues monthly thereafter.  Interest is payable in cash or shares of our common stock at the election of Dutchess.  Dutchess may convert the unpaid face value of, plus the accrued interest (if not paid in cash) on the 2007 Debenture into our common stock at any time at the lesser of (i) $.51 or (ii) seventy-five percent (75%) of the lowest closing bid price on our common stock during the ten (10) trading days immediately preceding the receipt by us of a notice of conversion by Dutchess (which we refer to as Conversion Price).

In connection with the issuance of the 2007 Debenture, we issued to Dutchess the 2007 Warrants to purchase 4,000,000 shares of common stock at an exercise price of $.25 per share.  The exercise price of the 2007 Warrants is subject to antidilution provisions.  On March 17, 2008 this agreement was amended.  At the time of the amendment, 2,000,000 of the 2007 Warrants were fully vested, and by virtue of the amendment, the remaining 2007 Warrants were cancelled and we issued 1,240,000 shares of our common stock to Dutchess.

 If an event of default occurs, as defined in the 2007 Debenture, Dutchess may (i) elect to secure a portion of our assets in Pledged Collateral (as defined in the 2007 Debenture; (ii) garnish our revenue in an amount that will repay the 2007 Debenture; (iii) exercise its right to increase the outstanding principal amount of the 2007 Debenture by 5% as an initial penalty, and by 5% for each subsequent event of default; or (iv) increase the unpaid principal amount of the 2007 Debenture by 2.5% per month (pro rata for partial periods) as liquidated damages.

Security Agreement

Pursuant to a an Amended and Restated Security agreement , dated February 16, 2007, among us, two of our subsidiaries, New Colorado Prime Holdings, Inc. and Colorado Prime Corporation  and Dutchess, our obligation to repay the amounts outstanding under the Debentures is secured by a first priority security interest in our assets and guaranteed by the subsidiaries pursuant to a Secured Continuing Unconditional Guaranty, dated February 16, 2007, made by the subsidiaries in favor of Dutchess.  In addition, shares of our common stock currently owned or hereafter acquired by our Chief Executive Officer, Chief Financial Officer and Chief Marketing Officer have been pledged as security for repayment of the Debentures, which shares may be sold by the holders thereof only pursuant to Leak-Out Agreements executed by each of such holders with Dutchess.  See “Plan of Distribution” for more detail regarding the Leak-Out Agreements.

All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering.  In addition, Dutchess is an accredited investor, Dutchess had access to information about us and their investment, Dutchess took the securities for investment and not for resale and we took appropriate measures to restrict the transfer of securities.  The above descriptions of the Subscription Agreement, Debentures, Warrants, Registration Rights Agreement, Security Agreement and 2008 amendment as well as the form of the Security Agreement and Leak-Out Agreements referred to above are qualified in their entirety by reference to the actual agreements, copies of which are filed as Exhibits 4.1, 4.2, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.20 to the registration statement of which this prospectus is a part.

Additional Offerings; Potential Dilution

We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake.  If common stock is issued in return for additional funds, property or services, the price per share could be lower than that paid by our current shareholders.

Certain Limited Liability and Indemnification Provisions

Limitation of Director Liability

Our Bylaws provide that we will indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such in connection with such action, suit or proceeding if that person (i) is not liable under Section 78.138 of the Nevada Revised Statutes (which we refer to as NRS) or (ii) acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had not reasonable cause to believe the person’s conduct was illegal.  In addition, pursuant to NRS 78.751 and our bylaws, discretionary indemnification may be authorized by the stockholders, a majority vote of a quorum of disinterested directors, or by legal opinion of counsel, if no quorum of disinterested directors can be obtained or if so directed by a quorum of disinterested directors.

Section 78.138 of the NRS provides that, with certain specified exceptions, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere of its equivalent will not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to our best interests, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Fidelity Transfer Company, 8915 South 700 East, Salt Lake City, Utah 84070.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of common stock (including shares issued upon the exercise of outstanding options) in the public market after this offering could cause the market price of our common stock to decline.  Those sales also might make it more difficult for us to sell equity-related securities in the future or reduce the price at which we could sell any equity-related securities.

All of the shares sold in this offering will be freely tradable without restriction under the Securities Act of 1933 unless those shares are sold to “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933.  Of the outstanding shares not sold in this offering, 1,050,700 shares are eligible for sale immediately as of the date of this prospectus.

As of the date hereof, 4,020,069 shares are subject to volume restrictions based upon the Leak-Out Agreements entered into by Dutchess and each of Paul A. Roman, Thomas McNeill and Richard Gray.  See “Plan of Distribution” for more details regarding the Leak-Out Agreements.

Rule 144

In general, under Rule 144 as currently in effect, a person deemed to be our affiliate, or a person holding restricted shares who beneficially owns shares that were not acquired from us or our affiliate within the previous one year, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•

1% of the then outstanding shares of our common stock, or

•

the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

Sales under Rule 144 are subject to requirements relating to manner of sale, notice and availability of current public information about us.

Rule 144(b)(1)(ii)

A person who is not deemed to have been our affiliate at any time during the 90 days immediately preceding a sale and who owned shares for at least one year, including the holding period of any prior owner who is not an affiliate, would be entitled to sell restricted shares following this offering under Rule 144(b)(1)(ii) without complying with the volume limitations, manner of sale provisions, public information or notice requirements of Rule 144 ..

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration statement, of which this prospectus is a part, was employed on a contingent basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in Dinewise.  Nor was any such person a promoter, underwriter, voting trustee, director, officer, or employee of Dinewise.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Troutman Sanders LLP.

EXPERTS

The consolidated financial statements included in this prospectus have been audited by BDO Seidman, LLP, independent registered public accountants, to the extent and for the periods set forth in their report included herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC.  This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC.  For further information with respect to Dinewise, Inc. and the shares of common stock offered hereby, please refer to the registration statement, including its exhibits and schedules.  Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made.  You may review a copy of the registration statement and any other materials we filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The registration statement and any other materials we filed with the SEC can also be reviewed by accessing the SEC’s Internet site at http://www.sec.gov.  We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports, proxy statements or information statements, and other information with the SEC.  These reports can also be reviewed by accessing the SEC’s Internet site.

You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement Filed on Form S-1 of which this prospectus is a part, as such registration statement is amended and in effect with the SEC.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

DINEWISE, INC.

CONTENTS

Page
Report of Independent Registered Public Accountants	F-2
Consolidated Financial Statements
Balance Sheets
As of December 30, 2007 and December 31, 2006	F-3
Statements of Operations
for the years ended December 30, 2007 and December 31, 2006	F-4
Statements of Changes in Stockholders' Deficit
for the years ended December 30, 2007 and December 31, 2006	F-5

Statements of Cash Flows
for the years ended December 30, 2007 and December 31, 2006	F-6

Notes to Financial Statements	F-7

2

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

DineWise, Inc.

We have audited the accompanying consolidated balance sheets of DineWise, Inc. (formerly Simplagene  USA, Inc.) and Subsidiaries as of December 30, 2007 and December 31, 2006, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DineWise, Inc. and Subsidiaries as of December 30, 2007 and December 31, 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in the summary of significant accounting policies, in 2006 the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R)  “Share Based Payments”, utilizing the modified prospective transition method effective December 26, 2005.

/s/ BDO Seidman, LLP

Melville, NY

March 25 , 2008

DINEWISE, INC.

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	December 30,	December 31,
ASSETS	2007	2006
Current assets:
Cash and cash equivalents	$429	$816
Due from financial institution	103	65
Inventories	264	232
Prepaid expenses and other assets, net	33	71
Total current assets	829	1,184
Property and equipment, net	226	318
Deferred finance costs	368	338
Other assets, net	15	42
Total assets	$1,438	$1,882

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$646	$619
Accrued expenses	1,476	1,438
Deferred revenue	426	338
Income and other taxes payable	42	287
Convertible debt, short-term	530	-
Capital lease obligation, short-term	10	12
Total current liabilities	3,130	2,694
Convertible debt	2,256	1,365
Derivative liability	504	1,338
Capital lease obligation	33	44
Accrued expenses, long-term portion	50	150
Total liabilities	5,973	5,591

Commitments

Stockholders’ deficit
Preferred stock, par value $.001; authorized 10,000,000 shares;
issued and outstanding 0 shares,	-	-
Common stock, par value $.001 ; authorized 50,000,000 shares;
issued and outstanding 31,064,915 and 30,000,000, respectively	31	30
Additional paid-in capital	40,844	40,558
Accumulated deficit	(45,410)	(44,297)
Total stockholders’ deficit	(4,535)	(3,709)
Total liabilities and stockholders’ deficit	$1,438	$1,882

The accompanying notes are an integral part of these consolidated financial statements.

DINEWISE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended
	Dec. 30, 2007	Dec. 31, 2006
	(Dollar amounts in thousands,
	except per share data)

Revenues	$10,636	$10,944
Cost of goods sold	5,097	5,610
Gross profit	5,539	5,334
Operating expenses	6,976	8,515

Operating loss	(1,437)	(3,181)
Interest (income) expense, net	(332)	323

Loss before provision for income taxes	(1,105)	(3,504)
Provision for income taxes	8	5
Net loss	$(1,113)	$(3,509)
Net loss per share (basic and diluted)	$(0.04)	$(0.13)

Common shares used in computing net loss
per share amounts (basic and diluted)	30,421,363	27,735,386

The accompanying notes are an integral part of these consolidated financial statements.

DINEWISE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Dollar amounts in thousands)

	Preferred Stock			Common Stock
	Shares	Amount		Shares	Amount		Additional paid-in capital	Accumulated deficit	Total
Balance at December 25, 2005	22,200		$37,682	913,690		$9	-	$(38,364)	$(673)
Accrual of preferred stock dividends	-		2,424	-		-	-	(2,424)	-
Issuance of stock to consultant related to reverse merger	-		-	2,250,000		2	448	-	450
Conversion of accrued preferred stock dividend to equity	-		(17,900)	-		-	17,900	-	-
Change in capital structure related to reverse merger	(22,200)		(22,206)	26,836,310		19	22,187		-
Fair value of stock options and warrants issued	-		-	-		-	23	-	23
Net loss	-		-	-		-	-	(3,509)	(3,509)
Balance at December 31, 2006	-		-	30,000,000		30	40,558	(44,297)	(3,709)
Net loss	-		-	-		-	-	(1,113)	(1,113)
Issuance of stock to consultant	-		-	150,000		-	29	-	29
Fair value of stock options and warrants issued	-		-	-		-	159	-	159
Issuance of stock related to the conversion of notes payable	-		-	914,915		1	98	-	99
Balance at December 30, 2007	-	$ $	-	31,064,915	$ $	31	$40,844	$(45,410)	$(4,535)

The accompanying notes are an integral part of these consolidated financial statements.

DINEWISE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended
	December 30, 2007	December 31, 2006
	(Dollar amounts in thousands)
OPERATING ACTIVITIES:
Net loss	$(1,113)	$(3,509)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	309	189
Amortization of debt discount	372	65
Mark to market of derivative liability	(1,311)	138
Issuance of stock to consultants	29	450
Share based compensation expense	159	23
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(38)	36
Increase in inventory	(32)	(211)
Decrease (increase) in prepaid expenses and other assets	42	(22)
Increase in deferred finance costs	(210)	(246)
(Decrease) increase in income and other taxes payable	(245)	15
Increase in accounts payable	27	153
Increase in deferred revenue	88	19
Decrease in accrued expenses	(62)	(46)
NET CASH USED IN OPERATING ACTIVITIES	(1,985)	(2,946)

INVESTING ACTIVITIES:
Purchases of property and equipment	(14)	(92)
NET CASH USED IN INVESTING ACTIVITIES	(14)	(92)

FINANCING ACTIVITIES:
Proceeds from convertible debt financings	1,750	2,500
Payments on convertible debt financings	(125)	-
(Repayments) borrowings of capital lease obligations, net	(13)	48
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,612	2,548

NET DECREASE IN CASH AND CASH EQUIVALENTS	(387)	(490)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	816	1,306

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$429	$816

CASH PAID DURING THE PERIOD FOR:
Interest	$463	$120
Income Taxes	$-	$-

NON-CASH FINANCING ACTIVITIES
Reduction of convertible notes and increase in common stock and additional paid-in capital due to conversion of notes	$99	$-
Conversion of accrued preferred stock dividend to equity	$-	$(17,900)

The accompanying notes are an integral part of these consolidated financial statements.

Dinewise, Inc.

(Dollar amounts in thousands, except per share data)

Note 1.

Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of DineWise, Inc. and its wholly owned subsidiaries (the “Company”).  Intercompany accounts and transactions have been eliminated in consolidation.

Fiscal Year

The Company’s fiscal year ends on the last Sunday in December.  The Company’s 2007 fiscal year consisted of the fifty-two week period beginning on January 1, 2007 and ending on December 30, 2007.  The Company’s 2006 fiscal year consisted of the fifty-three week period beginning on December 26, 2005 and ending on December 31, 2006.

Revenue Recognition

The Company recognizes revenue from product sales, when (i) persuasive evidence of an arrangement exists and the sales price is fixed or determinable (evidenced by written sales orders), (ii) delivery of the product has occurred, and (iii) collectibility of the resulting receivable is reasonably assured.  Shipping and handling expenses of $1,190 and $1,468 are included in selling, general and administrative expenses for the fiscal years ended December 30, 2007 and December 31, 2006, respectively.  Although the Company accepts product returns, historical returns have been insignificant.

The Company has sold separately-priced warranty arrangements covering certain durable goods. In accordance with Financial Accounting Standards Board (“FASB”) Technical Bulletin No. 90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts”, revenue on these warranty arrangements is recognized on a straight-line basis over the warranty service period, which is typically thirty-six months. Costs associated with these warranty arrangements are recognized as they are incurred.  As of April 2003, the Company no longer offers these warranty arrangements.  As of December 30, 2007, the Company no longer has deferred revenue outstanding related to the unearned portion of the above-described separately priced warranties.  The balance of deferred revenue, effective December 30, 2007, consists principally of advance billings for customer food orders.

The Company records its revenue net of any sales taxes collected on its sales, which are subsequently remitted to the local tax office, as required.

With respect to product sales, we recognize revenue on a gross basis, using the criteria outlined in Emerging Issues Task Force Issue (“EITF”) No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, net of provisions for discounts and allowances.  Our product sales are collected utilizing major credit cards, prior to the sale of the DineWise branded products, or are collected within three days of delivery of other product sales.  All product sales are final and we have a “no return” policy. However, in limited instances, due to product quality or delivery delays, we may replace the product or issue a credit to the customer.

Cash and Cash Equivalents

Cash and cash equivalents include only securities having a maturity of three months or less at the time of purchase. At December 30, 2007 and December 31, 2006, demand accounts and money market accounts comprised all of the Company’s cash and cash equivalents.

Due from Financial Institution

The Company submits substantially all accounts receivable to a third party financial institution for collection, without recourse.  Payment is generally received from this financial institution within three business days.  The financial institution holds in escrow approximately 3% of the net receivables that have been submitted by the Company and not collected.  This escrow is evaluated by the financial institution on a quarterly basis.

Inventories

Inventories consist principally of prepared meals and meal complements held at its outsourced fulfillment locations. Inventories are valued at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, the lesser of the life of the related leases or the life of the improvement.

Costs of internal use software are accounted for in accordance with Statement of Position 98-1 (“SOP 98-1”), “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and Emerging Issue Task Force No. 00-02 (“EITF 00-02”),  “Accounting for Website Development Costs.”  SOP 98-1 and EITF 00-02 require that the Company expense computer software and website development costs as they are incurred during the preliminary project stage.  Once the capitalization criteria of SOP 98-1 and EITF 00-02 have been met, external direct costs of materials and services consumed in developing or obtaining internal-use software, including website development, are capitalized.  Capitalized costs are amortized using the straight-line method over the software’s estimated useful life, estimated at three years.  Capitalized internal use software and website development costs are included in property, plant and equipment, net, in the accompanying balance sheets.

Estimated useful lives are as follows:
Machines and office equipment	5 to 8 years

Capitalized software and development	3 years

Long-Lived Assets

The Company determines the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. Management believes there is no impairment of any long-lived assets as of December 30, 2007 and December 31, 2006.

Marketing costs

Marketing costs are included as part of operating expenses and include direct-mail catalog costs, internet based advertising, marketing and promotional expenses and payroll-related expenses for personnel engaged in these activities.  Direct-mail catalog costs are initially recorded as prepaid expenses and charged to operations as marketing expense during the period in which future benefits are expected to be received.  Typically, this period falls within 45 days of the direct mailing.  All other advertising costs are charged to expense as incurred or the first time the advertising takes place.

Debt Discount and Derivative Liability

As a result of the Company entering into a Subscription Agreement on July 14, 2006 with Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (collectively, the "Investors") pursuant to which the Company agreed to sell to the Investors an aggregate of $2,500 of Five-Year Convertible Debentures (the "Convertible Debentures") and warrants to purchase 5,050,505 shares of Common Stock at an exercise price of $.495 per share (the  "Warrants"), the Company has identified certain embedded derivatives within the Convertible Debentures.  The value of these embedded derivatives were $1,200 at July 14, 2006.    On February 16, 2007, the Company issued and sold to one of its existing investors, Dutchess Private Equities Fund, Ltd. (“Dutchess”), a $1,750 principal amount Convertible Debenture due March 31, 2009 (the”Debenture”) and a warrant to purchase 4,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share.  The Company has identified certain embedded derivatives within the Debenture.  The value of these embedded derivatives was $477 at February 16, 2007.  These amounts were bifurcated from the Convertible Debentures and Debenture on the face of the balance sheet and a corresponding derivative liability was established.  These debt discounts will be amortized over their respective lives, using the effective interest method, and charged to interest expense until fully amortized in July 2011 and March 2009, respectively.  As of December 30, 2007 and December 31, 2006 the unamortized debt discount was $1,240 and $1,135, respectively.  In the event the Convertible Debentures or Debentures are reduced in full or in part, either by Company prepayments or by conversion into common shares by the Investors, the debt discount related to the amount reduced will be immediately recognized as interest expense and charged to operations.  In addition, the change in the valuation of the embedded derivatives for the years ended December 30, 2007 and December 31, 2006 resulted in income (expense) of $1,311 and ($138), respectively, and was reflected in interest expense.  The valuation of the embedded derivatives for the conversion features was calculated using a binomial model, utilizing the Company’s stock price of $.05 per share and $.29 per share as of December 30, 2007 and December 31, 2006, respectively.  The value of the Warrants were calculated using the Black Scholes model with a volatility of 57% and 66%, a discount rate of 3.26% and 4.70% and an expected life of 3.5 and 4.5 years  for the years ended December 30, 2007 and December 31, 2006, respectively.  Forfeiture and dividend rates were 0% for the years ended December 30, 2007 and December 31, 2006.  In all future periods, the change in the valuation of the derivative liabilities will continue to be recognized as interest expense or income and charged to operations accordingly.

Amortization of Deferred Finance Costs

As a result of the Company’s $2,500 Convertible Debenture financing completed on July 14, 2006, and its $1,750 Convertible Debenture financing completed on February 16, 2007, it incurred deferred finance charges of $375 and $210, respectively.  These amounts are being amortized monthly, as a charge to interest expense, over the 5-year and 2-year terms of the Convertible Debentures, respectively.  For the years ended December 30, 2007 and December 31, 2006, amortization expense was $179 and $37, respectively.  In the event the Convertible Debentures or Debentures are reduced in full or in part, either by Company prepayments or by conversion into common shares by the Investors, the deferred finance charges related to the amount reduced will be immediately recognized as interest expense.  As of December 30, 2007 and December 31, 2006, unamortized deferred finance charges were $368 and $338, respectively.

Income Taxes

The Company accounts for its income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Due to the uncertainty of future earnings, all deferred tax assets are fully reserved for.

Accounting for Uncertain Tax Positions

In June 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109," which establishes that the financial statement effects of a tax position taken or expected to be taken in a tax return are to be recognized in the financial statements when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

We adopted FIN 48 on January 1, 2007 and it had no material impact on our financial statements. We recognize interest and penalties, if any, as part of our provision for income taxes in our Consolidated Statements of Operations. We file a consolidated U.S. federal income tax return as well as unitary income and sales tax returns in several state jurisdictions, of which New York, North Carolina and California are the most significant. The Internal Revenue Service has completed examinations of our federal returns for taxable years prior to 1993.  We are currently being examined by the state of North Carolina for the taxable years 2003 through 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Restructuring Costs

The Company accounts for restructuring costs pursuant to FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("FAS 146"). Under FAS 146, a liability is recognized when the costs are incurred and such costs are initially recorded at fair value.

Concentration Risk

The Company purchased approximately 68% and 83% of its food products from one vendor during the years ended December 30, 2007 and December 31, 2006. The Company is not obligated to purchase from this vendor, and, if necessary, there are other vendors from which the Company can purchase food products.

All of the Company’s receivables are due from one financial institution (TD Banknorth, Inc.) under an agreement in which the Company receives payment on its receivables within 3-5 business days.  The Company has had no losses on collections in the past, and since this institution is deemed financially sound, there is little, if any, collection risk at this time.

Stock Based Compensation

SFAS 123R, “Share-Based Payment” addresses all forms of share-based payment awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. It requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees, but expresses no preference for a type of valuation model. The statement eliminates the intrinsic value-based method prescribed by APB Opinion No. 25, and related interpretation, that the Company had previously used. The Company has adopted SFAS No. 123R effective December 26, 2005 (the beginning of its 2006 fiscal year) using the modified prospective method. The Company adopted a nonqualified stock option plan on November 13, 2006 (see footnote 10).  There were no options granted prior to 2006. In the year ended December 30, 2007 and December 31, 2006, as a result of the adoption of SFAS No.123R, the Company recorded share-based compensation for options attributable to employees, officers, directors and consultants of $188 and $23, respectively.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS 157 applies under other previously issued accounting pronouncements that require or permit fair value measurements but does not require any new fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with the exception of all non-financial assets and liabilities, except those items recognized or disclosed at fair value on an annual or more frequently recurring basis, which will be effective for years beginning after November 15, 2008. We are currently evaluating the impact of FAS 157 on our consolidated financial statements.

In December 2007, the FASB issued Statement No. 141 (revised 2007), “Business Combinations,” and Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements.” FAS No. 141 (revised 2007) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. This standard also requires the fair value measurement of certain other assets and liabilities related to the acquisition such as contingencies. FAS 141 (revised 2007) applies prospectively to business combinations and is effective for fiscal years beginning on or after December 15, 2008. We are currently evaluating the impact that FAS 141 (revised 2007) will have on our accounting for past and future acquisitions and our consolidated financial statements.

Statement No. 160 requires that a noncontrolling interest in a subsidiary be reported as equity in the consolidated financial statements. Consolidated net income should include the net income for both the parent and the noncontrolling interest with disclosure of both amounts on the consolidated statement of income. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. The presentation provisions of FAS 160 are to be applied retrospectively, and FAS 160 is effective for fiscal years beginning on or after December 15, 2008. We are currently evaluating the impact that FAS 160 will have on our consolidated financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin 110, or "SAB No. 110," which expresses the views of the staff regarding the use of a "simplified" method, as discussed in SAB No. 107, in developing an estimate of the expected term of "plain vanilla" stock options in accordance with SFAS No. 123 (R). SAB No. 110 allows for the continued use, under certain circumstances, of the "simplified" method in developing an estimate of the expected term of so-called "plain vanilla" stock options, and we will continue to use such method until such time as there is sufficient historical evidence on which we can base an estimate of the expected term of our stock options.

Reclassification

Certain items in the prior year have been reclassified to conform to current year presentation.

Note 2.

The Company and Nature of Operations

On July 14, 2006 (the "Closing Date"), pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), among Simplagene USA, Inc., SMPG Merco Co., Inc., a Delaware corporation and a wholly owned subsidiary of the Simplagene USA, Inc. ("Merco"), New Colorado Prime Holdings, Inc., a privately owned Delaware corporation ("NCPH"), and Craig Laughlin ("Laughlin"), Simplagene USA, Inc. acquired, through a merger (the "Merger") of Merco with and into NCPH, all of the issued and outstanding capital stock of NCPH (the "NCPH Capital Stock"). Upon completion of this transaction, the former NCPH shareholders and NCPH's financial advisor acquired approximately 93.5% of the Company's issued and outstanding shares of $0.001 par value common stock. This transaction constituted a change in control of the Company.  In connection with the change of control, Paul A. Roman, Chairman of the Board and Chief Executive Officer of NCPH, became Chairman of the Board and Chief Executive Officer of the Company, Thomas McNeill, Vice President, Chief Financial Officer and a director of NCPH, became Vice President, Chief Financial Officer and a director of the Company, and Richard Gray, a director of NCPH, became a director of the Company. Craig Laughlin was the Company's sole officer and director prior to this transaction and resigned at the time the transaction was consummated. Mr. Laughlin was also the Company's majority stockholder immediately prior to the Closing Date.

The July 14, 2006 acquisition of NCPH by SimplaGene USA, Inc. effected a change in control and was accounted for as a "reverse acquisition" whereby NCPH is the accounting acquirer for financial statement purposes. Accordingly, for all periods subsequent to July 14, 2006, the financial statements of the Company reflect the historical financial statements of NCPH since its inception and the operations of SimplaGene USA, Inc. subsequent to July 14, 2006.

On September 8, 2006, the stockholders of SimplaGene USA, Inc., upon the recommendation of the Company’s Board of Directors, approved an amendment to the Company’s Articles of Incorporation to change the name of the Company to Dinewise, Inc.

NCPH is a Delaware corporation established in 2001 and owns 100% of Colorado Prime Corporation, a company originally established in 1959 to provide in-home "restaurant quality" beef shopping services throughout the United States. During 2005, NCPH established the Dinewise® brand to serve this market by attracting new customers through multi-channel media which includes catalogues, e-commerce and strategic alliances, as well as existing customer referrals. Dinewise® is a direct-to-consumer gourmet home meal replacement provider. Dinewise® targets lifestyle profiles, i.e. busy moms, singles, retirees, seniors, and working couples, as well as health profiles including diabetic, heart smart, low carbohydrate, low calorie, and weight loss. The Company has positioned its Dinewise® brand as the solution for time-constrained but discerning consumers focused on satisfying every member of the family by offering a broad array of the highest quality meal planning, delivery, and preparation services. Products are customized meal solutions, delivered fresh-frozen directly to the home.

Note 3.

Plan of Restructuring

To generate cash to fund the operations of the Company, and to satisfy the requirement to repay its principal lenders, the Company sold its accounts receivable at a significant discount throughout 2003.

 In addition, the Company restructured its operations to enhance short-term liquidity through cost reductions. In April, 2003, the Company closed down its direct to consumer sales and telemarketing operations. This included closing all sales offices outside of its corporate office, all telemarketing centers, and all distribution routes. Approximately 930 employees and 55 lessees were terminated pursuant to the Company's revised operating plans. The Company's present operations consist of fulfilling reorder customers through the use of an outsourced delivery agent.  Also, the Company attracts new customers through multi-channel media which include catalogues, e-commerce, strategic alliances as well as existing customer referrals.  The Company fully satisfied all outstanding borrowings under its credit facility through the proceeds from the sale of accounts receivable in July and December of 2003 with a financial institution. Accordingly, under the business model, the Company no longer participates in the collection of accounts receivable.  This is now outsourced to this financial institution as discussed in the Summary of Significant Accounting Policies.

The following table summarizes the restructuring activity, which is included in accrued expenses, as follows:

Accrued restructuring charges at December 25, 2005	$1,271
Utilized (asset write-offs and cash payments)	(120)
Accrued restructuring charges at December 31, 2006	$1,151
Utilized (cash payments)	(100)
Accrued restructuring charges at December 30, 2007	$1,051

The balance of accrued restructuring charges consisted of the following:

	December 30, 2007	December 31, 2006
Accrued future and past minimum payments under current and delinquent lease obligations	$901	$901
Break fee under renegotiation of lease (See Note 12)	150	250
	$1,051	$1,151

In connection with the restructuring activities noted above, the Company stopped paying various vendors who were providing goods and services to the Company (although the related liabilities are recorded in accounts payable in the accompanying consolidated balance sheet).  The Company may, from time to time, be in negotiations with vendors to pay a reduced amount; when the Company reaches an agreement with the vendor the Company may record forgiveness of debt income.  As of December 30, 2007 and December 31, 2006, $897 and $793 related to delinquent lease obligations, respectively.

Note 4.

Inventories

Inventories consist principally of prepared meals and meal complements held at the Company’s outsourced fulfillment locations.  Inventories are valued at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method.  As of December 30, 2007 and December 31, 2006 inventories were $264 and $232, respectively.

Note 5.

Prepaid Expenses and Other Assets, Net

Prepaid expenses and other assets, net consists of the following as of December 30, 2007 and December 31, 2006:

	December 30, 2007	December 31, 2006
Prepaid insurance, net	17	58
Other	16	13
	$33	$71

Note 6.

Property and Equipment, net

Property and equipment, net consist of the following as of December 30, 2007 and December 31, 2006:

	December 30, 2007	December 31, 2006
Machinery and office equipment	$232	$519
Capitalized software and development	279	279
	511	798
Less accumulated depreciation and amortization	(285)	(480)
	$226	$318

Note 7.

Accrued Expenses

Accrued expenses consist of the following as of December 30, 2007 and December 31, 2006:

	December 30, 2007	December 31, 2006
Accrued restructuring charges	$1,051	$1,151
Payroll and health benefits	203	179
Professional fees	174	137
Other	98	121
	$1,526	$1,588

Accrued expenses include the long-term portion of the break fee associated with the re-negotiation of the capital lease.  At December 30, 2007 and December 31, 2006 the long-term portion of the break fee was $50 and $150, respectively.

Note 8.

Loss per Common Share

Net loss per common share amounts (basic EPS) are computed by dividing net loss by the weighted average number of common shares outstanding, excluding any potential dilution. Net loss per common share amounts assuming dilution (diluted EPS) are computed by reflecting potential dilution from the exercise of stock options and warrants, and the conversion into common stock of convertible loans. Diluted EPS for fiscal years 2007 and 2006 are the same as basic EPS, as the inclusion of the impact of any common stock equivalents outstanding during those periods would be anti-dilutive. The Company is using the amount of shares that were issued from Merco to the shareholders of NCPH for all periods presented that are prior to the Closing Date for purposes of calculating earnings per share.

Common stock equivalents not included in EPS are as follows :

	Year ended
	12/30/07	12/31/06
Stock options	2,600,000	2,600,000
Stock warrants	700,000	200,000
Convertible Debt #1 (1)	9,901,000	10,101,000
Convertible Debt #2 (2)	7,186,000	-
Total	20,387,000	12,901,000

(1) At December 30, 2007 and December 31, 2006, the Company had a) $2,401 and $2,500, respectively, of Convertible Debentures at a conversion price at the lesser of $.495 or 80% of the best bid price in the ten days prior to conversion and b) Warrants issued to purchase 5,050,505 shares of Common Stock at an exercise price of $.495 per share.  The above calculation of potential shares outstanding were calculated based upon a conversion price of $.495, however this conversion price could be lower in the future with respect to the convertible debentures in whole or in part.

(2) At December 30, 2007 and December 31, 2006 the Company had a) $1,625 and $0, respectively of  Debentures at a conversion price at the lesser of $.51 or 75% of the best bid price in the ten days prior to conversion and b) Warrants issued to purchase 4,000,000 shares of Common Stock at an exercise price of $.25 per share.  The above calculation of potential shares outstanding was calculated based upon a conversion price of $.51 for the Debentures, however this conversion price could be lower in the future with respect to the Debentures in whole or in part.

At December 30, 2007 and December 31, 2006 the best bid price was $.05 and $.60, respectively, and if the Convertible Debenture or Debenture was converted based upon that price the dilution would be greater than that shown in the above table.

Note 9.

Income Taxes

The provision for income taxes of $8 and $5 for the fiscal years ended December 30, 2007 and December 31, 2006 is comprised principally of state franchise taxes.

Significant components of deferred income tax assets and liabilities as of December 30, 2007 and December 31, 2006 are as follows:

	December 30, 2007	December 31, 2006
Deferred tax assets:
Depreciation	$-	$-
Net operating loss carryforwards	13,304	12,598
Deferred revenue	-	-
Accrued expenses and other, net	672	603
	13,976	13,201
Deferred tax liabilities:
Embedded derivatives	297	275
Depreciation	4	1
Prepaid expenses	6	22
Deferred tax asset	13,669	12,903
Less valuation allowance	(13,669)	(12,903)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets and liabilities, expected future taxable income and tax planning strategies in making this assessment. Management has considered the Company's history of generating tax losses and its accumulated deficit as significant negative evidence as to the realizability of its deferred tax assets. Accordingly, at December 30, 2007 and December 31, 2006, the Company has established valuation allowances against its deferred tax assets.

At December 30, 2007 the Company has net operating loss carryforwards (“NOLs”) for federal income tax purposes of $34,449, which are available to offset future federal taxable income, if any. Such net operating losses expire from 2022 through 2027.  The utilization of these NOLs may be subject to limitations based upon past and future changes in ownership of the Company pursuant to Internal Revenue Code Section 382.  The Company has determined that an ownership change had occurred as of July 14, 2006 (see Note 3 above “the Merger Agreement”), however, has not evaluated the applicability of this provision.  The Company records a valuation allowance against deferred tax assets to the extent that it is more likely than not that some portion, or all of, the deferred tax assets will not be realized.  Due to the significant doubt as to the Company’s ability to utilize its deferred tax assets, a valuation allowance for the full amount of the deferred tax assets has been established.  As a result of this valuation allowance there are no income tax benefits reflected in the accompanying consolidated statements of operations to offset pre tax loss.

In June 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109," which establishes that the financial statement effects of a tax position taken or expected to be taken in a tax return are to be recognized in the financial statements when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The provisions of FIN 48 were adopted by the Company on January 1, 2007 and had no effect on the Company’s financial position, cash flows or results of operations upon adoption, as the Company did not have any unrecognized tax benefits.  The Company also evaluated its tax positions as of December 30, 2007 and reached the same conclusion.  The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  As of January 1, 2007 and December 30, 2007, the Company had no accrued interest or penalties and has no uncertain tax positions subject to examination by the relevant tax authorities as of December 30, 2007. The Company files a consolidated U.S. federal income tax return as well as unitary income and sales tax returns in several state jurisdictions, of which New York, North Carolina and California are the most significant. The Internal Revenue Service has completed examinations of the Company’s federal returns for taxable years prior to 1993.  The Company is currently being examined by the state of North Carolina for the taxable years 2003 through 2005.

Note 10.    Stock Option Plans

The Company has a 2006 stock option plan as approved by its Board of Directors on November 13, 2006   covering in the aggregate 7,500,000 of the Company's common shares pursuant to which officers, directors and employees of the Company and consultants to the Company are eligible to receive nonqualified stock options. The selection of participants, grant of options, determination of price and other conditions relating to the exercise of options are determined by the Board of Directors, and the plan is administered by the Board of Directors.

During 2006, a total of 2,600,000 nonqualified options were granted. All options granted in 2006 were to become exercisable 50% on the first and second anniversary, respectively, of the option grant, and fully exercisable on the second anniversary of the stock option grant.

There were no options granted in 2007.

A summary of the Company's stock option plan activity as of December 30, 2007, and changes during the twelve months then ended is as follows:

	Shares	Weighted average exercise price	Weighted average remaining contractual term (years)	Aggregate Intrinsic Value (in thousands)
Outstanding December 31, 2006	2,600,000	$.495	6.9	-
Granted	-	-
Exercised	-	-
Forfeited	-	-		-
Expired	--	-
Outstanding, December 30, 2007	2,600,000	$.495	5.9	$-
Exercisable, December 30, 2007	1,300,000	$.495	5.9	-

         The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions.  There were no stock grants in 2007:

2006
Expected volatility	71%
Weighted-average volatility	71%
Expected dividends	0%
Expected term (in years)	4.5
Risk-free interest rates	5.0%

 Shared based compensation expense for the years ended December 30, 2007 and December 31, 2006 was $188, or $.01 per share, and $23, or $.00 per share, respectively.  Based upon the unvested options outstanding at December 30, 2007, share based compensation expense will be $133 and $0 in fiscal 2008 and 2009, respectively.

Note 11.

   Pension Plan

The Company sponsors a 401(k) defined contribution plan (the “Plan”) available to all employees who have attained the age of 21 and have completed six months of service with the Company. Under the Plan, participants may elect to defer up to 20% of their annual compensation as contributions to the Plan. Forfeitures are used to reduce the Company’s contributions.  The Plan provides for discretionary contributions.  There were no contributions for fiscal 2006 or 2007.

Note 12. Commitments

In March 2004, the Company re-negotiated the capital lease of its corporate headquarters located in Farmingdale, New York, converting it to an operating lease and reducing its office space.  The Company was charged a break fee of $590, with $90 paid in 2004 and the balance payable in sixty equal monthly  installments of approximately $8 commencing July 2004.  As of December 30, 2007 and December 31, 2006, the Company had $150 and $250 in accrued restructuring charges relating to this break fee, respectively.

Future minimum operating lease payments, adjusted for the lease amendment as of December 30, 2007 are as follows:

2008	125
2009	128
2010	132
2011	136
2012	140
Thereafter	156
$817

Rent expense charged to operations was $126 and $119 for the years ended December 30, 2007 and December 31, 2006, respectively.

The Company is subject from time-to-time to legal proceedings arising out of the normal conduct of its business, which the Company believes will not materially affect its financial position or results of operations.

Note 13. Convertible Debt And Derivative Liability

On July 14, 2006  (the  “Closing Date”), the Company entered into a Subscription Agreement with Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (collectively, the “Investors”) pursuant to which the Company agreed to sell to the Investors an aggregate of $2,500 of Five-Year Convertible Debentures (the “Convertible Debentures”) which mature on July 14, 2011 and warrants to purchase 5,050,505 shares of Common Stock at an exercise price of $.495 per share (the  “Warrants”).  The Warrants may be exercised for a period of seven years and the exercise price is subject to antidilution provisions.  $1,250 was funded immediately and the remaining $1,250 was funded on August 11, 2006, the date the Company filed a Registration Statement covering the resale of the securities with the Securities and Exchange Commission  (the  “SEC”).

The Convertible Debentures bear interest at a rate of 10% per annum, payment of which commenced on August 1, 2006 and continues monthly thereafter.  Interest is payable in cash or shares of Common Stock at the election of the Investors.    The Investors may convert the unpaid face value of, plus the accrued interest on, the Convertible Debentures into Common Stock at any time at the lesser of (i) $.495 and  (ii)  eighty  percent (80%) of the lowest closing bid price on the Common  Stock  during  the ten (10) trading days immediately preceding the receipt  by  the  Company  of  a  notice  of conversion by the Investors (the “Conversion  Price”).  The Convertible Debentures do not require the Company to make principal payments, and in the event an amount is outstanding at the end of the term on July 14, 2011, it will automatically convert into common shares of the Company.

The Company is required at all times to reserve sufficient shares for full conversion of the Convertible Debentures and exercise of the Warrants.

If an event of default occurs, as defined in the Convertible Debentures, the Investors may exercise their right to increase the face amount of the Convertible Debenture by three percent (3%) as an initial penalty and by three percent  (3%) for each subsequent event of default.  In addition, the Investors may exercise their right to increase the face amount by two-and-a-half percent (2.5%) per  month  to  be  paid  as  liquidated  damages,  compounded  daily.

Pursuant to a Security Agreement, dated as of the Closing Date, by and among the Company and the Investors  (the  “Security Agreement”), the Company’s obligation to repay the amounts outstanding under the Convertible Debenture is secured by a first priority security interest in the assets of the Company.  In addition, shares of Common Stock currently owned or hereafter acquired by the Company’s Chief Executive Officer, Chief Financial Officer and Chief Marketing Officer have been pledged as security for repayment of the Debentures, which shares may be sold by the holders thereof only pursuant to Leak-Out agreements executed by each of such holders with the Investors.

On February 16, 2007, the Company issued and sold to one of its existing investors, Dutchess Private Equities Fund, Ltd. (“Dutchess”), a $1,750 principal amount Convertible Debenture due March 31, 2009 (the”Debenture”) and a warrant to purchase 4,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share.   The Company will pay monthly interest on the outstanding principal amount of the Debenture at a rate per annum equal to 14%, commencing from March 31, 2007, and on the last day of each calendar month thereafter until the principal amount is paid in full. Amortizing payments of interest and the aggregate principal amount outstanding under the Debenture are to be made by the Company commencing from June 30, 2007 and on the last business day of each succeeding month thereafter in the following amounts: (i) on June 30, 2007 and for two consecutive months thereafter, $15; (ii) on September 30, 2007 and for five consecutive months thereafter, $20; (iii) on March 31, 2008 and for five consecutive months thereafter, $35; (iv) on September 30, 2008 and for five consecutive months thereafter, $70; and (v) on March 31, 2009, all amounts then due and payable under the Debenture. The Company may prepay the Debenture at any time from time to time without penalty and any future financing must first be utilized to repay the then outstanding balance on this Debenture, if any.  The Debenture is convertible at any time, at the option of Dutchess, into shares of Common Stock at a  conversion price equal to the lesser of (i) 75% of the lowest closing bid price of the Common Stock during the 10 trading days immediately prior to the date that Dutchess sends the Company a signed conversion notice; or (ii) $0.51 per share.

The Company has identified certain embedded derivatives within the Convertible Debentures and the Debentures as a result of the variable nature of the conversion price formula of the Convertible Debentures and the Debentures.  The value of these embedded derivatives was $1,200 at July 14, 2006, the date the Convertible Debentures were issued, and $477 on February 16, 2007, the date the Debenture was issued.  These amounts were bifurcated from the Convertible Debentures and the Debentures on the face of the balance sheet and a corresponding derivative liability was established.  This debt discount will be amortized over the life of the Convertible Debentures and the Debentures, using the effective interest method, and charged to interest expense until fully amortized in July 2011 and March 2009, respectively.  As of December 30, 2007 and December 31, 2006 the unamortized debt discount was $1,240 and $1,135, respectively.  In the event the Convertible Debentures or the Debentures are reduced in full or in part, either by Company prepayments or by conversion into common shares by the Investors, the debt discount related to the amount reduced will be immediately recognized as interest expense and charged to operations.  In addition, the change in the valuation of the embedded derivatives during the year ended December 30, 2007 and December 31, 2006 resulted in income (expense) of $1,311 and ($138) respectively, and was reflected in interest income (expense).  In all future periods, the change in the valuation of the derivative liabilities will continue to be recognized as interest expense or income and charged to operations accordingly.

As of December 30, 2007 the convertible debentures outstanding are as follows:

Convertible Debentures and Debentures	$4,026
Debt Discount	(1,240)
Convertible Debentures and Debentures, net	2,786
Less current portion	(530)
Convertible Debentures and Debentures, long term	2,256

As of December 30, 2007 the derivative liability outstanding is as follows:

Liability at December 31, 2006	$1,338
New derivative on Feb 16, 2007	477
Decrease in Valuation	(1,311)
Liability at December 30, 2007	504

On March 17, 2008, the Company, amended its February 16, 2007 Debenture and its February 16, 2007 Warrant issued by the Company to Dutchess.  See footnote 15 for a summary of the changes to those agreements.

Note 14. Stockholders’ Deficit

The Company is authorized to issue up to 50,000,000 shares of common stock, par value $.001.  As of July 14, 2006, giving effect to the reverse acquisition and related transactions  there were 30,000,000 shares of common  stock issued and outstanding.  Prior to the reverse acquisition on July 14, 2006, the Company had 913,690 common shares outstanding, $.01 par value.

The Company is authorized to issue up to 10,000,000 shares of preferred stock. As of July 14, 2006, there were no shares of preferred stock issued and outstanding.  Prior to the reverse acquisition on July 14, 2006, the Company had 22,200 preferred shares outstanding and accrued preferred stock dividends of $17,900.  The obligation to pay accrued stock dividends terminated on July 14, 2006 in connection with the reverse acquisition, pursuant to which the preferred stock was converted into common shares.

Note 15.

Subsequent Events

Amendment of Debenture and Warrant:

On March 17, 2008, the Company, amended its February 16, 2007 Debenture (“Debenture”) and its February 16, 2007 Warrant (“Warrant”) issued by the Company to Dutchess Private Equities Fund, Ltd (“Dutchess”).  The material changes are as follows:

1) The maturity date is extended from March 31, 2009 to March 31, 2010.

2) The interest rate per annum on the Debenture shall increase from 14% to 15% per annum on October 1, 2008, and shall increase to 16% per annum on April 1, 2009.

3) Monthly principal payments on the Debenture have been restructured as follows:

	Original Terms	Amended Terms
3/31/08 – 8/31/08	$35 per month	$20 per month
9/30/08-2/28/09	$70 per month	$35 per month
3/31/09	Remaining unpaid balance	$50
4/30/09-8/31/09	Not applicable	$50 per month
9/30/09-2/28/10	Not applicable	$65 per month
3/31/10	Not applicable	Remaining unpaid balance

4) Under the terms of the amendment, if at the end of any of the Company’s quarter end periods as filed with the SEC, the Company has cash deposits in any accounts, whether bank, brokerage or other accounts (“Bank Balance(s)”), that exceeds $750, the Company shall pay to Dutchess twenty percent (20%) of such amounts in excess of $750 but below $2,250; upon such time as the Company has in excess of $2,250 as a Bank Balance, the Company shall pay to Dutchess one hundred percent (100%) of such amounts in excess of $2,250.

Prior to the amendment, upon such time as the Company had in excess of $2,250 as a Bank Balance, the Company was required to pay to Dutchess one hundred percent (100%) of such amounts in excess of $2,250.

5) As of the date of this Addendum, two million Warrants (2,000,000) have fully vested and the remaining two million (2,000,000) unvested Warrants shall expire.

In addition, the Company issued to Dutchess one million two hundred and forty thousand (1,240,000) shares of the Company’s Common Stock.

Asset Purchase Agreement:

On February 29, 2008, the Company, entered into a definitive Asset Purchase Agreement (“APA”) with Delightful Deliveries (“DD”), a New York corporation engaged in the marketing and selling of gourmet gift baskets, gourmet food and other products through its catalogue and on-line website marketing.

Under the terms of the APA, the Company will acquire substantially all the assets and assume certain liabilities of DD.  Eric Lituchy, the President of DD, will be appointed President of a new division (the “Division”) of the Company which will operate the DD business and will be provided a two-year employment agreement.

The APA is expected to close on or about April 30, 2008, or such later date as is mutually agreed to, subject to certain closing conditions, including 1) the completion of the Company’s satisfactory due diligence and 2) the Company achieving adequate financing.  The Company will pay $2,450 at closing and issue a two year Convertible Subordinated Note (the “Note”) to DD in the amount of $550. The Note will be secured by the acquired assets and payable in eight equal quarterly payments of $69 plus accrued interest.  In addition, within 30 days of the completion of the Company’s audited financials for the year ending December 31, 2008, an additional amount (“Earn Out”) of up to $3,000 may be payable based upon the Division’s 2008 EBITDA.  50% of the Earn Out amount will be paid in cash and the balance by a two-year Note, bearing interest at 8% per annum.

DINEWISE, INC.

CONTENTS

Page
Condensed Consolidated Balance Sheets – March 30, 2008 (unaudited) and December 30, 2007	F-26
Condensed Consolidated Statements of Operations - Three Months ended March 30, 2008 and April 1, 2007 (unaudited)	F-27
Condensed Consolidated Statements of Cash Flows - Three Months ended March 30, 2008 and April 1, 2007 (unaudited)	F-28

Notes to Financial Statements	F-29-40

DINEWISE, INC.

FINANCIAL INFORMATION

Financial Statements

CONDENSED CONSOLIDATED BALANCE SHEETS

 (Dollar amounts in thousands, except per share data)

	(unaudited)
	March 30,	December 30,
ASSETS	2008	2007
Current assets:
Cash and cash equivalents	$437	$429
Due from financial institution	147	103
Inventories	161	264
Prepaid expenses and other assets, net	25	33
Total current assets	770	829
Property and equipment, net	206	226
Deferred finance costs	323	368
Other assets, net	9	15
Total assets	$1,308	$1,438

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$698	$646
Accrued expenses	1,440	1,476
Deferred revenue	407	426
Income and other taxes payable	43	42
Convertible debt, short-term	380	530
Capital lease obligation, short-term	10	10
Total current liabilities	2,978	3,130

Convertible debt	2,404	2,256
Derivative liability	300	504
Capital lease obligation	31	33
Accrued expenses, long-term portion	25	50
Total liabilities	5,738	5,973

Commitments

Stockholders’ deficit
Preferred stock, par value $.001; authorized 10,000,000 shares;
issued and outstanding 0 shares,	-	-

Common stock, par value $.001; authorized 50,000,000 shares;
issued and outstanding 32,378,915 and 31,064,915, respectively	32	31

Additional paid-in capital	40,894	40,844
Accumulated deficit	(45,356)	(45,410)
Total stockholders’ deficit	(4,430)	(4,535)
Total liabilities and stockholders’ deficit	$1,308	$1,438

The accompanying notes are an integral part of these condensed consolidated financial statements.

DINEWISE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 30, 2008	April 1, 2007
	(Dollar amounts in thousands,
	except per share data)

Revenues	$ 2,315	$ 2,687
Cost of goods sold	1,011	1,344

Gross profit	1,304	1,343

Operating expenses	1,240	1,513

Operating income (loss)	64	(170)

Interest expense (income), net	9	(53)

Loss before provision for income taxes	55	(117)

Provision for income taxes	1	2

Net income (loss)	$ 54	$ (119)

Net income (loss) per share (basic and diluted)	$ 0.00	$ (0.00)

Common shares used in computing net income (loss)
per share amounts (basic and diluted)	31,303,107	30,005,799

The accompanying notes are an integral part of these condensed consolidated financial statements.

DINEWISE, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 30, 2008	April 1, 2007
	(Dollar amounts in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$54	$(119)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities
Depreciation and amortization	71	64
Amortization of debt discount	103	53
Mark to market and adjustment of derivative liability	(254)	(227)
Share based compensation expense	36	35

Changes in operating assets and liabilities:
Increase in accounts receivable	(44)	(112)
Decrease in inventory	103	7
Decrease (increase) in prepaid expenses and other assets	8	(29)
Increase in deferred finance costs	-	(210)
Increase (decrease) in income and other taxes payable	1	(207)
Increase (decrease) in accounts payable	52	(34)
Decrease in deferred revenue	(19)	(13)
(Decrease) increase in accrued expenses	(61)	99
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	50	(693)

INVESTING ACTIVITIES:
Purchases of property and equipment	-	(2)

NET CASH USED IN INVESTING ACTIVITIES	-	(2)

FINANCING ACTIVITIES:
Proceeds from convertible debt financing	-	1,750
Payments on convertible debt financings	(40)	-
Repayments of capital lease obligations, net	(2)	(5)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(42)	1,745

NET INCREASE IN CASH AND CASH EQUIVALENTS	8	1,050

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	429	816

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$437	$1,866

CASH PAID DURING THE PERIOD FOR:
Interest	$116	$93
Income Taxes	$-	$-

NON-CASH FINANCING ACTIVITIES
Reduction of convertible notes and increase in common stock and additional paid-in capital due to conversion of notes	$2	$3

The accompanying notes are an integral part of these condensed consolidated financial statements.

(Dollar amounts are in thousands, except per share data)

NOTE A- THE COMPANY AND NATURE OF OPERATIONS

On July 14, 2006 (the "Closing Date"), pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), among the Company (formerly known as Simplagene USA, Inc., a public shell company with nominal assets), SMPG Merco Co., Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Merco"), New Colorado Prime Holdings, Inc., a privately owned Delaware corporation ("NCPH"), and Craig Laughlin ("Laughlin"), the Company acquired, through a merger (the "Merger") of Merco with and into NCPH, all of the issued and outstanding capital stock of NCPH (the "NCPH Capital Stock"). Upon completion of this transaction, the former NCPH shareholders and NCPH's financial advisor acquired approximately 93.5% of the Company's issued and outstanding shares of $0.001 par value common stock. This transaction constituted a change in control of the Company. In connection with the change of control, Paul A. Roman, Chairman of the Board and Chief Executive Officer of NCPH, became Chairman of the Board and Chief Executive Officer of the Company, Thomas McNeill, Vice President, Chief Financial Officer and a director of NCPH, became Vice President, Chief Financial Officer and a director of the Company, and Richard Gray, a director of NCPH, became a director of the Company. Craig Laughlin was the Company's sole officer and director prior to this transaction and resigned at the time the transaction was consummated. Mr. Laughlin was also the Company's majority stockholder immediately prior to the Closing Date.

NCPH is a Delaware corporation established in 2001 and owns 100% of Colorado Prime Corporation, a company originally established in 1959 to provide in-home "restaurant quality" beef shopping services throughout the United States. During 2005, NCPH established the Dinewise® brand to serve this market by attracting new customers through multi-channel media which includes catalogues, e-commerce and strategic alliances, as well as existing customer referrals. Dinewise® is a direct-to-consumer gourmet home meal replacement provider. Dinewise® targets lifestyle profiles, i.e. busy moms, singles, retirees, seniors, and working couples, as well as health profiles including diabetic, heart smart, low carbohydrate, low calorie, and weight loss. The Company has positioned its Dinewise® brand as the solution for time-constrained but discerning consumers focused on satisfying every member of the family by offering a broad array of the highest quality meal planning, delivery, and preparation services. Products are customized meal solutions, delivered fresh-frozen directly to the home. Using the efficiency, exposure and reach of the Internet and other direct marketing channels, Dinewise® capitalizes on consumers' emerging need for convenient, simple, customized solutions for home meal planning and preparation that satisfies the consumers' health and lifestyle needs with ready-to-eat, ready-to-heat, or ready-to-assemble hot or cold meals or entrees.

The July 14, 2006 acquisition of NCPH by the Company effected a change in control and was accounted for as a "reverse acquisition" whereby NCPH is the accounting acquirer for financial statement purposes. Accordingly, for all periods subsequent to July 14, 2006, the financial statements of the Company reflect the historical financial statements of NCPH since its inception and the operations of SimplaGene USA, Inc. subsequent to July 14, 2006.

On September 8, 2006, the stockholders of SimplaGene USA, Inc., upon the recommendation of the Company’s Board of Directors, approved an amendment to the Company’s Articles of Incorporation to change the name of the Company to Dinewise, Inc.

Until such time as additional capital is raised to accelerate its marketing plan, the Company will focus only on those channels that deliver the highest response rates and incremental profits, thus substantially reducing both marketing expenses and short-term sales growth opportunities.  By executing these cost reductions to substantially reduce our quarterly losses, amending the Debenture as noted above which we anticipate will substantially improve the Company’s cash position during the upcoming year, and with the Company’s cash balances and its past experience to raise capital to fund its operations we believe that we have the resources to meet our obligations as they become due over the next twelve months.  While we are in process of raising additional capital to allow operations to continue at existing levels, and then further accelerate our marketing spend after such funding is attained, there is no assurance we will be able to raise the required capital.  In the event it takes longer to obtain appropriate funding, or we are unable to obtain such funding, we may need to significantly curtail additional expenses.

NOTE B - BASIS OF PRESENTATION

Principles of consolidation

The condensed interim consolidated financial statements include the accounts of Dinewise, Inc. and its wholly-owned subsidiaries. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and SEC rules for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The consolidated financial statements included herein should be read in conjunction with the annual consolidated financial statements and the footnotes thereto contained in the Company’s annual report to the Securities and Exchange Commission for the fiscal year ended on December 30, 2007, filed on Form 10-KSB on March 31, 2008.  In our opinion, the information presented reflects all adjustments necessary for a fair statement of interim results. All such adjustments are of a normal and recurring nature. The foregoing interim results are not necessarily indicative of the results of operations for the full year ending December 28, 2008.

Fiscal year

The Company's fiscal year ends on the last Sunday in December. The Company's 2008 first fiscal quarter consisted of the thirteen-week period, which began on December 31, 2007 and ended on March 30, 2008. The Company's 2007 first fiscal quarter consisted of the thirteen-week period, which began on January 1, 2007 and ended on April 1, 2007.

NOTE C – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue recognition

The Company recognizes revenue from product sales when (i) persuasive evidence of an arrangement exists and the sales price is fixed or determinable (evidenced by written sales orders), (ii) delivery of the product has occurred, and (iii) collectibility of the resulting receivable is reasonably assured.  Shipping and handling expenses of $256 and $302 are included in selling, general and administrative expenses for the fiscal quarters ended March 30, 2008 and April 1, 2007, respectively.  Although the Company accepts product returns, historical returns have been insignificant.

The Company has sold separately-priced warranty arrangements covering certain durable goods. In accordance with Financial Accounting Standards Board (“FASB”) Technical Bulletin No. 90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts”, revenue on these warranty arrangements is recognized on a straight-line basis over the warranty service period, which is typically thirty-six months. Costs associated with these warranty arrangements are recognized as they are incurred.  As of April 2003, the Company no longer offers these warranty arrangements.  As of December 30, 2007, we no longer have deferred revenue outstanding related to the unearned portion of the above described separately priced warranties.  The balance of deferred revenue, effective December 30, 2007, consists principally of advance billings for customer food orders.

The Company records its Revenue net of any sales taxes collected on its sales, which are then subsequently remitted to the local tax office, as required.

With respect to product sales, we recognize revenue on a gross basis, using the criteria outlined in Emerging Issues Task Force Issue (“EITF”) No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, net of provisions for discounts and allowances.  Our product sales are collected utilizing major credit cards, prior to the sale of the DineWise branded products, or are collected within three days of delivery of other product sales.  All product sales are final and we have a “no return” policy. However, in limited instances, due to product quality or delivery delays, we may replace the product or issue a credit to the customer.

Cash and cash equivalents

Cash and cash equivalents include only securities having a maturity of three months or less at the time of purchase. At March 30, 2008 and December 30, 2007, demand accounts and money market accounts comprised all of the Company’s cash and cash equivalents.

Due from financial institution

The Company submits substantially all accounts receivable to a third party financial institution for collection, without recourse. Payment is generally received from this financial institution within three business days. The financial institution holds in escrow approximately 3% of the net receivables that have been submitted by the Company and not collected. This escrow is evaluated by the financial institution on a quarterly basis.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, the lesser of the life of the related leases or the life of the improvement.

Costs of internal use software are accounted for in accordance with Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issue Task Force No. 00-02 ("EITF 00-02"), "Accounting for Website Development Costs." SOP 98-1 and EITF 00-02 require that the Company expense computer software and website development costs as they are incurred during the preliminary project stage. Once the capitalization criteria of SOP 98-1 and EITF 00-02 have been met, external direct costs of materials and services consumed in developing or obtaining internal-use software, including website development, are capitalized. Capitalized costs are amortized using the straight-line method over the software's estimated useful life, estimated at three years. Capitalized internal use software and website development costs are included in property and equipment, net, in the accompanying balance sheets.

Estimated useful lives are as follows:

Machines and office equipment: 5 to 8 years

Capitalized software and development: 3 years

Long-lived assets

The Company determines the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. Management believes there was no impairment of any long-lived assets as of March 30, 2008 and December 30, 2007.

Marketing costs

Marketing costs are included as part of operating expenses and include direct-mail catalog costs, internet based advertising, marketing and promotional expenses and payroll-related expenses for personnel engaged in these activities.  Direct-mail catalog costs are initially recorded as prepaid expenses and charged to operations as marketing expense during the period in which future benefits are expected to be received.  Typically, this period falls within 45 days of the direct mailing.  All other advertising costs are charged to expense as incurred or the first time the advertising takes place.

Debt discount and derivative liability

As a result of the Company entering into a Subscription Agreement on July 14, 2006 with Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (collectively, the "Investors") pursuant to which the Company agreed to sell to the Investors an aggregate of $2,500 of Five-Year Convertible Debentures (the "Convertible Debentures") and warrants to purchase 5,050,505 shares of Common Stock at an exercise price of $.495 per share (the  "Warrants"), the Company has identified certain embedded derivatives within the Convertible Debentures.  The value of these embedded derivatives were $1,200 at July 14, 2006.    On February 16, 2007, the Company issued and sold to one of its existing investors, Dutchess Private Equities Fund, Ltd. (“Dutchess”), a $1,750 principal amount Convertible Debenture due March 31, 2010, as amended on March 17, 2008 (the”Debenture”) and a warrant amended on March 17, 2008 to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share.  See Note I for a complete summary of the Company’s amendment of the Debenture.  The Company has identified certain embedded derivatives within the Debenture.  The value of these embedded derivatives was $477 at February 16, 2007.  These amounts were bifurcated from the Convertible Debentures and Debenture on the face of the balance sheet and a corresponding derivative liability was established.  These debt discounts will be amortized over their respective lives, using the effective interest method, and charged to interest expense until fully amortized in July 2011 and March 2010, respectively.  As of March 30, 2008 and December 30, 2007 the unamortized debt discount was $1,200 and $1,240, respectively.  In the event the Convertible Debentures or Debenture are reduced in full or in part, either by Company prepayments or by conversion into common shares by the Investors, the debt discount related to the amount reduced will be immediately recognized as interest expense and charged to operations.  In addition, the change in the valuation of the embedded derivatives for the three months ended March 30, 2008 and April 1, 2007 resulted in income of $254 and $227, respectively, and was reflected in interest expense.  In all future periods, the change in the valuation of the derivative liabilities will continue to be recognized as interest expense or income and charged to operations accordingly.

Amortization of deferred finance costs

As a result of the Company’s $2,500 Convertible Debenture financing completed on July 14, 2006, and its $1,750 Debenture financing completed on February 16, 2007, it incurred deferred finance charges of $375 and $210, respectively.  These amounts are being amortized monthly, as a charge to interest expense, over the 5-year and 2-year terms of the notes, respectively.  In the first quarter of 2008 and 2007, amortization expense was $45 and $32, respectively.  In the event the Convertible Debentures or the Debenture are reduced in full or in part, either by Company prepayments or by conversion into common shares by the Investors, the deferred finance charges related to the amount reduced will be immediately recognized as interest expense.  As of March 30, 2008 and December 30, 2007, unamortized deferred finance charges were $323 and $368, respectively.

Income taxes

The Company accounts for its income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Due to the uncertainty of future earnings, all deferred tax assets are fully reserved for.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration risk

The Company purchased approximately 69% and 70% of its food products from one vendor during the three months ended March 30, 2008 and April 1, 2007, respectively. The Company is not obligated to purchase from this vendor, and, if necessary, there are other vendors from which the Company can purchase food products.

All of the Company’s receivables are due from one financial institution (TD Banknorth, Inc.) under an agreement in which the Company receives payment on its receivables within 3-5 business days.  The Company has had no losses on collections in the past, and since this institution is deemed financially sound, there is little, if any, collection risk at this time.

Stock based compensation

SFAS 123R, “Share-Based Payment” addresses all forms of share-based payment awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. It requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees, but expresses no preference for a type of valuation model. The statement eliminates the intrinsic value-based method prescribed by APB Opinion No. 25, and related interpretation, that the Company had previously used. The Company has adopted SFAS No. 123R effective December 26, 2005 (the beginning of its 2006 fiscal year) using the modified prospective method. The Company adopted a nonqualified stock option plan on November 13, 2006.  There were no options granted prior to fiscal 2006. In the three months ended March 30, 2008 and April 1, 2007, as a result of the adoption of SFAS No.123R, the Company recorded share-based compensation for options attributable to employees, officers, directors and consultants of $36 and $35, respectively.

NOTE D- RECENTLY ADOPTED AND NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements” (“FAS 157”).  FAS 157 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS 157 applies under other previously issued accounting pronouncements that require or permit fair value measurements but does not require any new fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with the exception of all non-financial assets and liabilities, except those items recognized or disclosed at fair value on an annual or more frequently recurring basis, which will be effective for years beginning after November 15, 2008.

We adopted FAS No. 157 on December 30, 2007.  SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework, creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements, and details the disclosures that are required for items measured at fair value. Under SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," entities are permitted to choose to measure many financial instruments and certain other items at fair value. We did not elect the fair value measurement option under SFAS No. 159 for any of our financial assets or liabilities.

We currently have one financial instrument that must be measured under the new fair value standard.  This financial Liability is a derivative liability.  We currently do not have non-financial assets and non-financial liabilities that are required to be measured at fair value on a recurring basis. Our financial assets and liabilities are to be measured using inputs from the three levels of the fair value hierarchy, which are as follows:

•

Level 1 - inputs are unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access at the measurement date;

•

Level 2 - inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs); and

•

Level 3 - unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing assets or liabilities based on the best information available.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

        In accordance with the fair value hierarchy described above, the following table shows the fair value of our financial liabilities that are required to be measured at fair value on a recurring basis at March 30, 2008.

Description	Classification	Value at March 30, 2008	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Derivatives	Non current liabilities	$ 300	-	-	$ 300
		_____________	____________	____________	____________
		___________	____________	____________	____________

The following table summarizes the changes in fair value of our Level 3 assets and liabilities:

Fair Value Measurements of Liabilities Using Level 3 Inputs
Derivative liabilities

Beginning balance at year-end 2007	$ 504

Total Gains (Losses) (realized or unrealized)

Included in earnings	267
Included in other comprehensive income	_
Transfers in or out of Level 3	_
Purchases, sales, issuances and settlements	63

Ending balance at March 30, 2008	$ 300
Gains (losses) for the 2008 first quarter included in earnings attributable to the change in unrealized gains or losses relating to liabilities still held at the reporting date	267

The valuation of the embedded derivatives for the conversion features was valued using a binomial model, utilizing the Company’s stock price at the point of valuation.  The value of the Warrants were calculated using the Black Scholes model with observable inputs to the valuation model including volatility, discount rates, forfeiture rates, dividend rates and the expected life.

In December 2007, the FASB issued Statement No. 141 (revised 2007), “Business Combinations,” (“FAS 141”) and Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“FAS 160”).  FAS No. 141 (revised 2007) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. This standard also requires the fair value measurement of certain other assets and liabilities related to the acquisition such as contingencies. FAS 141 (revised 2007) applies prospectively to business combinations and is effective for fiscal years beginning on or after December 15, 2008. We are currently evaluating the impact of FAS 141 (revised 2007) on our accounting for past and future acquisitions and on our consolidated financial statements.

FAS 160 requires that a noncontrolling interest in a subsidiary be reported as equity in the consolidated financial statements. Consolidated net income should include the net income for both the parent and the noncontrolling interest with disclosure of both amounts on the consolidated statement of income. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. The presentation provisions of FAS 160 are to be applied retrospectively, and FAS 160 is effective for fiscal years beginning on or after December 15, 2008. We are currently evaluating the impact of FAS 160 on our consolidated financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin 110, or "SAB No. 110," which expresses the views of the staff regarding the use of a "simplified" method, as discussed in SAB No. 107, in developing an estimate of the expected term of "plain vanilla" stock options in accordance with SFAS No. 123 (R). SAB No. 110 allows for the continued use, under certain circumstances, of the "simplified" method in developing an estimate of the expected term of so-called "plain vanilla" stock options, and we will continue to use such method until such time as there is sufficient historical evidence on which we can base an estimate of the expected term of our stock options.

NOTE E- PLAN OF RESTRUCTURING

To generate cash to fund the operations of the Company, and to satisfy the requirement to repay its principal lenders, the Company sold its accounts receivable at a significant discount throughout 2003.  In addition, the Company restructured its operations to enhance short-term liquidity through cost reductions. In April 2003, the Company closed down its direct to consumer sales and telemarketing operations. This included closing all sales offices outside of its corporate office, all telemarketing centers, and all distribution routes. Approximately 930 employees and 55 lessees were terminated pursuant to the Company's revised operating plans. The Company's present operations consist of fulfilling reorder customers through the use of an outsourced delivery agent.  Also, the Company has commenced attracting new customers through multi-channel media which include catalogues, e-commerce, strategic alliances and exhibit marketing as well as existing customer referrals.

The Company fully satisfied all outstanding borrowings under its credit facility through the proceeds from the sale of accounts receivable in July and December of 2003 with a new financial institution. Accordingly, under the current business model, the Company no longer participates in the collection of accounts receivable.  This is now outsourced to the financial institution as discussed in Note C Summary of Significant Accounting Policies.

The balance of accrued restructuring charges consisted of the following:

	March 30, 2008	December 30, 2007
Accrued future and past minimum payments under current and delinquent lease obligations	$901	$901
Break fee under renegotiation of lease (See Note H)	125	150
	$1,026	$1,051

In connection with the restructuring activities noted above, the Company stopped paying various vendors who were providing goods and services to the Company (although the related liabilities are recorded in the accompanying consolidated balance sheet).  The Company may, from time to time, be in negotiations with vendors to pay a reduced amount; when the Company reaches an agreement with the vendor the Company may record forgiveness of debt income.  As of March 30, 2008 and December 30, 2007, $901 and $897 related to delinquent lease obligations, respectively.

NOTE F- ACCRUED EXPENSES

Accrued expenses consisted of the following as of March 30, 2008 and December 30, 2007:

	March 30, 2008	December 30, 2007
Accrued restructuring charges	$1,026	$1,051
Payroll and health benefits	233	203
Professional fees	109	174
Other	97	98
	$1,465	$1,526

 Accrued expenses include the long-term portion of the break fee associated with the re-negotiation of the Company’s capital lease. At March 30, 2008 and December 30, 2007 the long-term portion of the break fee was $25 and $50, respectively.

NOTE G- INCOME (LOSS) PER COMMON SHARE

Net income (loss) per common share amounts (basic EPS) are computed by dividing net income (loss) by the weighted average number of common shares outstanding, excluding any potential dilution. Net income (loss) per common share amounts assuming dilution (diluted EPS) are computed by reflecting potential dilution from the exercise of stock options and warrants, and the conversion into common stock of convertible loans. Diluted EPS for quarters ended March 30, 2008 and April 1, 2007 are the same as basic EPS, as the inclusion of the impact of any common stock equivalents outstanding during those periods would be anti-dilutive.

Common stock equivalents not included in EPS are as follows:

	Three months ended
	3/30/08	4/1/07
Stock options	$2,600,000	$2,600,000
Stock warrants	600,000	200,000
Convertible Debt #1 (1)	9,897,858	10,101,000
Convertible Debt #2 (2)	5,107,843	7,431,373
Total	$18,205,701	$20,332,383

(1)

At March 30, 2008 the Company had outstanding a) $2,399 convertible debentures at a conversion price at the lesser of $.495 or 80% of the best bid price in the ten days prior to conversion and b) warrants to purchase 5,050,505 shares of Common Stock at an exercise price of $.495 per share.  The above calculation of potential shares outstanding was calculated based upon a conversion price of $.495, however this conversion price could be lower in the future with respect to the convertible debentures in whole or in part.

(2)

At March 30, 2008 the Company had outstanding a) $1,585 convertible debentures at a conversion price at the lesser of $.51 or 75% of the best bid price in the ten days prior to conversion and b) warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $.25 per share.  The above calculation of potential shares outstanding was calculated based upon a conversion price of $.51 for the convertible debentures, however this conversion price could be lower in the future with respect to some or all of the Convertible Debentures.

NOTE H- COMMITMENTS

In March 2004, the Company re-negotiated the capital lease of its corporate headquarters located in Farmingdale, New York, converting it to an operating lease and reducing its office space. The Company was charged a break fee of $590, with $90 paid in 2004 and the balance payable in sixty equal monthly installments of approximately $8 each commencing July 2004. As of March 30, 2008 and December 30, 2007, the Company has accrued $125 and $150, respectively in accrued restructuring charges relating to this break fee.

Future minimum operating lease payments, adjusted for the lease amendment, as of March 30, 2008 are as follows:

Year Ended

2008	94
2009	128
2010	132
2011	136
2012	140
Thereafter	156
$786

Rent expense charged to operations was $32 and $31 for the three months ended March 30, 2008 and April 1, 2007, respectively.

NOTE I- CONVERTIBLE DEBT AND DERIVATIVE LIABILITY

On July 14, 2006  (the  "Closing Date"), the Company entered into a Subscription Agreement with Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (collectively, the "Investors") pursuant to which the Company agreed to sell to the Investors an aggregate of $2,500 of Five-Year Convertible Debentures (the "Convertible Debentures") which mature on July 14, 2011 and warrants to purchase 5,050,505 shares of Common Stock at an exercise price of $.495 per share (the  "Warrants").  $1,250 was funded immediately and the remaining $1,250 was funded on August 11, 2006, the date the Company filed a Registration Statement covering the resale of the securities with the Securities and Exchange Commission  (the  "SEC").

The Convertible Debentures bear interest at a rate of 10% per annum, payment of which commenced on August 1, 2006 and continues monthly thereafter.  Interest is payable in cash or shares of Common Stock at the election of the Investors.    The Investors may convert the unpaid face value of, plus the accrued interest on, the Convertible Debentures into Common Stock at any time at the lesser of (i) $.495 and  (ii) eighty  percent (80%) of the lowest closing bid price on the Common  Stock  during  the ten (10) trading days immediately preceding the receipt  by  the  Company  of  a  notice  of conversion by the Investors (the "Conversion  Price").  The Convertible Debentures do not require the Company to make principal payments, and in the event an amount is outstanding at the end of the term on July 14, 2011, it will automatically convert into common shares of the Company.

The Company is required at all times to reserve sufficient shares for full conversion of the Convertible Debentures and exercise of the Warrants.

If an event of default occurs, as defined in the Convertible Debentures, the Investors may exercise their right to increase the face amount of the Convertible Debenture by three percent (3%) as an initial penalty and by three percent  (3%) for each subsequent event of default.  In addition, the Investors may exercise their right to increase the face amount by two-and-a-half percent (2.5%) per month  to  be  paid  as  liquidated  damages,  compounded  daily.

Pursuant to a Security Agreement, dated as of the Closing Date, by and among the Company and the Investors  (the  "Security Agreement"), the Company's obligation to repay the amounts outstanding under the Convertible Debenture is secured by a first priority security interest in the assets of the Company.  In addition, shares of Common Stock currently owned or hereafter acquired by the Company’s Chief Executive Officer, Chief Financial Officer and Chief Marketing Officer have been pledged as security for repayment of the Debentures, which shares may be sold by the holders thereof only pursuant to Leak-Out Agreements executed by each of such holders with the Investors.

On February 16, 2007, the Company issued and sold to one of its existing investors, Dutchess Private Equities Fund, Ltd. (“Dutchess”), a $1,750 principal amount Convertible Debenture due March 31, 2009 (the”Debenture”) and a warrant to purchase 4,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share.   The Company will pay monthly interest on the outstanding principal amount of the Debenture at a rate per annum equal to 14%, commencing on March 31, 2007, and on the last day of each calendar month thereafter until the principal amount is paid in full. Amortizing payments of interest and the aggregate principal amount outstanding under the Debenture are to be made by the Company.

On March 17, 2008, the Company amended the February 16, 2007 Debenture (“Debenture”) and the February 16, 2007 Warrant (“Warrant”) issued by the Company to Dutchess Private Equities Fund, Ltd (“Dutchess”).  The material changes are as follows:

1) The maturity date of the Debenture is extended from March 31, 2009 to March 31, 2010.

2) The interest rate per annum on the Debenture shall increase from 14% to 15% per annum on October 1, 2008 and shall increase to 16% per annum on April 1, 2009.

3) Monthly principal payments on the Debenture have been restructured as follows:

	Original Terms	Amended Terms
3/31/08 – 8/31/08	$35 per month	$20 per month
9/30/08-2/28/09	$70 per month	$35 per month
3/31/09	Remaining unpaid balance	$50
4/30/09-8/31/09	Not applicable	$50 per month
9/30/09-2/28/10	Not applicable	$65 per month
3/31/10	Not applicable	Remaining unpaid balance

4) Under the terms of the amendment, if at the end of any of the Company’s quarter end periods as filed with the SEC, the Company has cash deposits in any accounts, whether bank, brokerage or other accounts (“Bank Balance(s)”), that exceed $750, the Company shall pay to Dutchess twenty percent (20%) of such amounts in excess of $750 but below $2,250; upon such time as the Company has in excess of $2,250 as a Bank Balance, the Company shall pay to Dutchess one hundred percent (100%) of such amounts in excess of $2,250.

Prior to the amendment, upon such time as the Company had in excess of $2,250 as a Bank Balance, the Company was required to pay to Dutchess one hundred percent (100%) of such amounts in excess of $2,250.

5) As of the date of the amendment, two million Warrants (2,000,000) have fully vested and the remaining two million (2,000,000) unvested Warrants shall expire.

In addition, the Company issued to Dutchess one million two hundred and forty thousand (1,240,000) shares of the Company’s Common Stock.

 The Company may prepay the Debenture at any time from time to time without penalty and any future financing must first be utilized to repay the then outstanding balance on the Debenture, if any.  The Debenture is convertible at any time, at the option of Dutchess, into shares of Common Stock at a conversion price equal to the lesser of (i) 75% of the lowest closing bid price of the Common Stock during the 10 trading days immediately prior to the date that Dutchess sends the Company a signed conversion notice; or (ii) $0.51 per share.

The Company has identified certain embedded derivatives within the convertible debentures as a result of the variable nature of the conversion price formula of the convertible debentures.  The value of these embedded derivatives was $1,200 at July 14, 2006, the date the Convertible Debentures were issued, and $477 on February 16, 2007, the date the Debenture was issued.  These amounts were bifurcated from the convertible debentures on the face of the balance sheet and a corresponding derivative liability was established.  This debt discount will be amortized over the life of the convertible debentures, using the effective interest method, and charged to interest expense until fully amortized in July 2011 and March 2010, respectively.  As of March 30, 2008 and December 30, 2007 the unamortized debt discount was $1,200 and $1,240, respectively.  In the event the Convertible Debentures are reduced in full or in part, either by Company prepayments or by conversion into common shares by the Investors, the debt discount related to the amount reduced will be immediately recognized as interest expense and charge to operations.  In addition, the change in the valuation of the embedded derivatives during the three months ended March 30, 2008 and April 1, 2007 resulted in income of $254 and $227 respectively and was reflected in interest expense.  In all future periods, the change in the valuation of the derivative liabilities will continue to be recognized as interest expense or income and charged to operations accordingly.

As of March 30, 2008 and December 30, 2007 the convertible debentures outstanding were as follows:

	3/30/08	12/30/07
Convertible Debentures and Debentures	$3,984	$4,026
Debt Discount	(1,200)	(1,240)
Convertible Debentures and Debentures, net	2,784	2,786
Less current portion	(380)	(530)
Convertible Debentures and Debentures, long term	$2,404	$2,256

As of March 30, 2008 the derivative liability outstanding is as follows:

Liability at December 30, 2007	$504
Decrease in Valuation, net	(204)
Liability at December 30, 2007	$300

On March 17, 2008, as a result of an amendment to the Company’s Debenture, the Company accounted for the amendments, in accordance with EITF 96-19 and 06-6.  The original debt instrument and the modified debt instrument, as well as the change in the conversion features were not deemed substantially different as defined by being at least 10% different from the original value.  Accordingly there is no deemed extinquishment of the old debt.    Accordingly the Company recorded expense of $6 reflected in interest expense, net, as follows:

Expense Income
1,240,000 shares issued to Dutchess	$13
2,00,000 warrants terminated upon the amendment	(17)
Total	$6

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful.  The information in this prospectus is current as of the date hereof.

DINEWISE, INC. 37,064,726 SHARES OF COMMON STOCK ____________________ PROSPECTUS ____________________ ______________, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions.  All of the expenses will be borne by the company.

Registration fee	$5,230.40
Fees and expenses of accountants	12,500.00
Fees and expenses of legal counsel	37,500.00
Printing and engraving expenses	0.00
Miscellaneous expenses	519.60
Total	$55,750.00

Item 14.

Indemnification of Directors and Officers.

The Registrant’s Bylaws provide that we will indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such in connection with such action, suit or proceeding if that person (i) is not liable under Section 78.138 of the Nevada Revised Statutes (“NRS”) or (ii) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had not reasonable cause to believe the person’s conduct was illegal.  In addition, pursuant to NRS 78.751 and our bylaws, discretionary indemnification may be authorized by the stockholders, a majority vote of a quorum of disinterested directors, or by legal opinion of counsel, if no quorum of disinterested directors can be obtained or if so directed by a quorum of disinterested directors.

Section 78.138 of the NRS provides that, with certain specified exceptions, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the Registrant or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre of its equivalent will not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Item 15.

Recent Sales of Unregistered Securities

On July 14, 2006 (“the Closing Date”), all 14 shareholders of NCPH surrendered their NCPH securities to us for cancellation and accordingly, we issued 25,799,300 shares of our common stock to the 14 shareholders in exchange for all of the issued and outstanding securities of NCPH.  In addition, we issued an additional 2,250,000 shares of our common stock to Crusader Securities, LLC, NCPH’s financial advisor.  We issued these shares of common stock in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction no involving a public offering.  All recipients of such shares are accredited investors or were members of the management group of NCPH, had access to information about us and their investment and took the securities for investment and not for resale.  In addition, we placed restrictive legends and stop transfer instructions on all of these securities.

Also on the Closing Date, we entered into a Subscription Agreement with Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (collectively with Dutchess Private Equities Fund, Ltd., “Dutchess”) pursuant to which we agreed to sell to Dutchess an aggregate of $2,500,000 of our Five-Year Convertible Debentures (the “2006 Debentures”) and warrants to purchase up to an aggregate of $2,500,000 worth of our common stock (the “2006 Warrants”).  $1,250,000 was funded immediately and the remaining $1,250,000 is irrevocably bound to be funded upon the filing of a registration statement of which this prospectus is a part.

In connection with the issuance of the 2006 Debentures, we issued to Dutchess the 2006 Warrants to purchase $2,500,000 worth of our Common Stock at an exercise price equal to the greater of the 1) the Maximum Conversion Price; or 2) eighteen cents ($.18) per share. The Warrants may be exercised for a period of seven years and the exercise price is subject to antidilution provisions.

On February 16, 2007, we sold to Dutchess Private Equities Fund, Ltd. a $1,750,000 convertible Debenture (the “2007 Debenture”) and warrants to purchase up to an aggregate of 4,000,000 shares of our common stock at an exercise price equal to $.25 per share (the “2007 Warrants”).     The exercise price of the 2007 Warrants is subject to antidilution provisions.

On March 17, 2008 the 2007 Debenture and the 2007 Warrants were amended.  By virtue of the amendment, 2,000,000 of the 2007 Warrants were cancelled.  In addition we issued 1,240,000 shares of our common stock to Dutchess.

All securities issued by us to Dutchess were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering. In addition, Dutchess are accredited investors, had access to information about us and their investment and took the securities for investment and not for resale.  In addition, we placed restrictive legends and stop transfer instructions on all of these securities.

Item 16.

Exhibits.

Exhibit No.	Title of Document
2.1	Agreement and Plan of Reorganization, dated July 14, 2006, by and among SimplaGene USA, Inc., SMPG Merco, Inc., New Colorado Prime Holdings, Inc. and Craig Laughlin (1).
3.1	Articles of Incorporation (3)
3.2	Amendment to Articles of Incorporation (2)
3.3	By-Laws (3)
4.1	Debenture Agreement, dated July 14, 2006, by and among SimplaGene USA, Inc. and Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (1).
4.2	Warrant Agreement, dated as of July 14, 2006, by and among SimplaGene USA, Inc. and Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (1).
4.3	Debenture Agreement, dated February 16, 2007, by and among Dinewise, Inc. and Dutchess Private Equities Fund, Ltd (7).
4.4	Warrant Agreement, dated February 16, 2007, by and among Dinewise, Inc. and Dutchess Private Equities Fund, Ltd (7).
5.1	Opinion of Troutman Sanders LLP (8)

10.1	Stock Purchase Agreement, dated July 14, 2006, by and between New Colorado Prime Holdings, Inc. and Craig Laughlin (1).
10.2	Escrow Agreement, dated July 14, 2006, by and between New Colorado Prime Holdings, Inc., SimplaGene USA, Inc., Craig Laughlin and Scott B. Mitchell (1).
10.3	Registration Rights Agreement, dated July 14, 2006, by and between SimplaGene USA, Inc. and Craig Laughlin (1).
10.4	Registration Rights Agreement, dated July 14, 2006, by and between SimplaGene USA, Inc. and Crusader Securities, LLC (1).
10.5	Subscription Agreement, dated July 14, 2006, by and among SimplaGene USA, Inc. and Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (1).
10.6	Debenture Registration Rights Agreement, dated July 14, 2006, by and among SimplaGene USA, Inc. and Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (1).
10.7	Security Agreement, dated July 14, 2006, by and among SimplaGene USA, Inc. and Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (1).
10.8	Form of Security Agreement, dated July 14, 2006, by and among Dutchess Private Equities Fund, LP, Dutchess Private Equities Fund, II, LP and Paul A. Roman (1).
10.9	Form of Leak out Agreement, dated July 14, 2006, by and among Dutchess Private Equities Fund, LP, Dutchess Private Equities Fund, II, LP and each of Paul A. Roman, Thomas McNeill and Richard Gray (1).
10.10	Employment Agreement, dated September 1, 1998, by and between Colorado Prime Holdings, Inc. and Paul Roman (1). *
10.11	Employment Agreement, dated March 16, 2006, between New Colorado Prime Holdings, Inc. and Thomas McNeill (1). *
10.12	Shoppers Accounts Receivable Agreement dated October 30, 2006 (4)
10.13	Lease Agreement, as amended on June 14, 2004, by and between New Colorado Prime Holdings, Inc. and 500 Bi-County Associates, L.P. (1)
10.14

Amended and Restated Security Agreement, dated February 16, 2007, by and among Dinewise, Inc., New Colorado Prime Holdings, Inc., Colorado Prime Corporation and Dutchess Private Equities Fund, Ltd. (7).

10.15	Negative Pledge Agreement, dated February 16, 2007 with Dutchess Private Equities Fund, Ltd. (7).
10.16	Secured Continuing Unconditional Guaranty Agreement dated February 16, 2007, by and among New Colorado Prime Holdings, Inc., Colorado Prime Corporation and Dutchess Private Equities Fund, Ltd (7).
10.17	2006 Stock Option Plan (5) *
10.18	Form of Option Contract. (7) *

10.19	Asset Purchase Agreement between Delightful Deliveries, Inc. and DineWise, Inc. dated February 29, 2008. (10)
10.20	Addendum dated March 17, 2008, to the February 16, 2007 Debenture and February 16, 2007 Warrant by and between the Company and Dutchess. (9)
16	Letter on change in certifying accountant. (6)
21	List of Subsidiaries of Dinewise, Inc. (8)
23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1) (8)
23.2	Consent of BDO Seidman, LLP (11)
24.1	Power of Attorney (8)

(1) Filed as an exhibit to the Company's Current Report on Form 8-K dated July 14, 2006 and filed with the SEC on July 19, 2006.

(2) Filed as an exhibit to the Company's Current Report on Form 8-K dated September 15, 2006 and filed with the SEC on September 21, 2006.

(3) Filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended August 31, 2003 filed with the SEC on December 12, 2003.

(4) Filed as an exhibit to the Company's Current Report on Form 10-QSB for the quarter ended September 24, 2006 and filed with the SEC on November 8, 2006.

(5) Filed as an exhibit to the Company's Current Report on Form 8-K dated November 13, 2006 and filed with the SEC on November 13, 2006.

(6) Filed as an exhibit to the Company's Current Report on Form 8-K dated July 21, 2006 and filed with the SEC on July 21, 2006.

(7) Filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed with the SEC on March 29, 2007.

(8) Previously filed with the Registration Statement on Form SB-2 of the Company Registration No. 333-136512.

(9) Filed as an exhibit to the Company's Current Report on Form 8-K dated March 17, 2008 and filed with the SEC on March 17, 2008.

(10) Filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 30, 2007 filed with the SEC on March 31, 2008.

(11) Filed herewith.

* Management contract or compensatory plan or arrangement

Item 17.

Undertakings

(a)

The undersigned hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Farmingdale, New York, on this 10 th day of June , 2008.

DINEWISE, INC.

By:	/s/ Thomas McNeill
Thomas McNeill Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ *	Chairman, President and Chief	June 10 , 2008
Paul A. Roman	Executive Officer

/s/ Thomas McNeill	Vice President, Chief Financial	June 10 , 2008
Thomas McNeill	Officer, Chief Accounting Officer
and Director

/s/ *	Vice President and Director	June 10 , 2008
Richard Gray

*  By Thomas McNeill as attorney-in-fact.

EXHIBIT INDEX

Exhibit No.	Title of Document
2.1	Agreement and Plan of Reorganization, dated July 14, 2006, by and among SimplaGene USA, Inc., SMPG Merco, Inc., New Colorado Prime Holdings, Inc. and Craig Laughlin (1).
3.1	Articles of Incorporation (3)
3.2	Amendment to Articles of Incorporation (2)
3.3	By-Laws (3)
4.1	Debenture Agreement, dated July 14, 2006, by and among SimplaGene USA, Inc. and Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (1).
4.2	Warrant Agreement, dated as of July 14, 2006, by and among SimplaGene USA, Inc. and Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (1).
4.3	Debenture Agreement, dated February 16, 2007, by and among Dinewise, Inc. and Dutchess Private Equities Fund, Ltd (7).
4.4	Warrant Agreement, dated February 16, 2007, by and among Dinewise, Inc. and Dutchess Private Equities Fund, Ltd (7).
5.1	Opinion of Troutman Sanders LLP (8)
10.1	Stock Purchase Agreement, dated July 14, 2006, by and between New Colorado Prime Holdings, Inc. and Craig Laughlin (1).
10.2	Escrow Agreement, dated July 14, 2006, by and between New Colorado Prime Holdings, Inc., SimplaGene USA, Inc., Craig Laughlin and Scott B. Mitchell (1).
10.3	Registration Rights Agreement, dated July 14, 2006, by and between SimplaGene USA, Inc. and Craig Laughlin (1).
10.4	Registration Rights Agreement, dated July 14, 2006, by and between SimplaGene USA, Inc. and Crusader Securities, LLC (1).
10.5	Subscription Agreement, dated July 14, 2006, by and among SimplaGene USA, Inc. and Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (1).
10.6	Debenture Registration Rights Agreement, dated July 14, 2006, by and among SimplaGene USA, Inc. and Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (1).
10.7	Security Agreement, dated July 14, 2006, by and among SimplaGene USA, Inc. and Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund, II, LP (1).
10.8	Form of Security Agreement, dated July 14, 2006, by and among Dutchess Private Equities Fund, LP, Dutchess Private Equities Fund, II, LP and Paul A. Roman (1).
10.9	Form of Leak out Agreement, dated July 14, 2006, by and among Dutchess Private Equities Fund, LP, Dutchess Private Equities Fund, II, LP and each of Paul A. Roman, Thomas McNeill and Richard Gray (1).
10.10	Employment Agreement, dated September 1, 1998, by and between Colorado Prime Holdings, Inc. and Paul Roman (1). *

10.11	Employment Agreement, dated March 16, 2006, between New Colorado Prime Holdings, Inc. and Thomas McNeill (1). *
10.12	Shoppers Accounts Receivable Agreement dated October 30, 2006 (4)
10.13	Lease Agreement, as amended on June 14, 2004, by and between New Colorado Prime Holdings, Inc. and 500 Bi-County Associates, L.P. (1)
10.14

Amended and Restated Security Agreement, dated February 16, 2007, by and among Dinewise, Inc., New Colorado Prime Holdings, Inc., Colorado Prime Corporation and Dutchess Private Equities Fund, Ltd (7).

10.15	Negative Pledge Agreement, dated February 16, 2007 with Dutchess Private Equities Fund, Ltd (7).
10.16	Secured Continuing Unconditional Guaranty Agreement dated February 16, 2007, by and among New Colorado Prime Holdings, Inc., Colorado Prime Corporation and Dutchess Private Equities Fund, Ltd (7).
10.17	2006 Stock Option Plan (5) *
10.18	Form of Option Contract. (7) *
10.19	Asset Purchase Agreement between Delightful Deliveries, Inc. and DineWise, Inc. dated February 29, 2008. (10)
10.20	Addendum dated March 17, 2008, to the February 16, 2007 Debenture and February 16, 2007 Warrant by and between the Company and Dutchess. (9)
16	Letter on change in certifying accountant. (6)
21	List of Subsidiaries of Dinewise, Inc. (8)
23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1) (8)
23.2	Consent of BDO Seidman, LLP (11)
24.1	Power of Attorney (8)

(1) Filed as an exhibit to the Company's Current Report on Form 8-K dated July 14, 2006 and filed with the SEC on July 19, 2006.

(2) Filed as an exhibit to the Company's Current Report on Form 8-K dated September 15, 2006 and filed with the SEC on September 21, 2006.

(3) Filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended August 31, 2003 filed with the SEC on December 12, 2003.

(4) Filed as an exhibit to the Company's Current Report on Form 10-QSB for the quarter ended September 24, 2006 and filed with the SEC on November 8, 2006.

(5) Filed as an exhibit to the Company's Current Report on Form 8-K dated November 13, 2006 and filed with the SEC on November 13, 2006.

(6) Filed as an exhibit to the Company's Current Report on Form 8-K dated July 21, 2006 and filed with the SEC on July 21, 2006.

(7) Filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed with the SEC on March 29, 2007.

(8) Previously filed with the Registration Statement on Form SB-2 of the Company Registration No. 333-136512.

(9) Filed as an exhibit to the Company's Current Report on Form 8-K dated March 17, 2008 and filed with the SEC on March 17, 2008.

(10) Filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 30, 2007 filed with the SEC on March 31, 2008.

(11) Filed herewith.

* Management contract or compensatory plan or arrangement